UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Key Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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150 Avery Street
Walla Walla, Washington 99362
___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on February 5, 2014
___________________

To our Shareholders:

The 2014 Annual Meeting of Shareholders of Key Technology, Inc. will be held beginning at 8:00 a.m. Pacific Time on Wednesday, February 5, 2014 at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon, for the following purposes:

1.	To elect two directors of the Company to a three-year term and one director of the Company to a two-year term;
2.	To consider advisory approval of the compensation of the Company's named executive officers;
3.	To consider a proposed amendment to the 2010 Equity Incentive Plan to authorize additional shares;
4.	To ratify the selection of the Company's independent registered public accountants for fiscal 2014; and
5.	To transact such other business as may properly come before the Annual Meeting.

Only holders of record of the Company's Common Stock at the close of business on December 6, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  Shareholders may vote in person or by proxy.  The accompanying form of proxy is solicited by the Board of Directors of the Company.

By order of the Board of Directors,

Ronald L. Greenman
Secretary

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Walla Walla, Washington
January 2, 2014

INTERNET AVAILABILITY OF PROXY MATERIALS
***** IMPORTANT NOTICE *****
Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To be held on February 5, 2014
The Proxy Statement and Annual Report to Shareholders are available at
http://www.proxydocs.com/ktec

i

150 Avery Street
Walla Walla, Washington 99362
___________________

PROXY STATEMENT

2014 Annual Meeting of Shareholders

___________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why am I receiving these proxy materials?

Our Board of Directors is providing these proxy materials to you in order to solicit your proxy (i.e., your voting instructions) to vote your shares of Key Technology, Inc. common stock upon certain matters at the 2014 Annual Meeting of Shareholders to be held on Wednesday, February 5, 2014 at 8:00 a.m. Pacific Time.

We will refer to Key Technology, Inc. throughout as "we," "us," the "Company" or "Key."

Q:	When did Key send the proxy solicitation materials?

The proxy solicitation materials were first sent on or about January 2, 2014 to all shareholders entitled to vote at the Annual Meeting.

Q:	Where is the Annual Meeting?

The Annual Meeting will be held at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon.

Q:	Can I attend the Annual Meeting?

Yes.  You are invited to attend the Annual Meeting if you were a shareholder of record as of the close of business on December 6, 2013.

Q:	What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on:

Item 1.
The election of two directors to hold office until the 2017 annual meeting of shareholders or until their respective successors have been duly elected and qualified and the election of one director to hold office until the 2016 annual meeting of shareholders or until his respective successor has been duly elected and qualified;

Item 2.	An advisory (non-binding) resolution to approve the compensation of our named executive officers;
Item 3.	A resolution to amend the 2010 Equity Incentive Plan to authorize additional shares;

Item 4.	The ratification of the selection of Grant Thornton LLP as our independent registered public accountants for fiscal 2014; and
Item 5.	Such other business as may properly come before the Annual Meeting.

Q:	What do I need to do now?

First, carefully read this document in its entirety.  Then, vote your shares by following the instructions from your broker if your shares are held in "street name," or by one of the following methods:

•	Mark, sign, date and return your proxy card in the enclosed envelope as soon as possible; or

•
Attend the shareholder meeting and submit a properly executed proxy or ballot.  If a broker holds your shares in "street name," you will need to obtain a legal proxy from your broker to vote in person at the meeting.

VOTING AT THE ANNUAL MEETING

Q:	Who is entitled to vote at the Annual Meeting and how many votes do they have?

You may vote if you were a holder of record of our common stock as of the close of business on December 6, 2013, which was the record date for the Annual Meeting.  Each share of common stock is entitled to one vote.

As of the record date, there were 6,281,682 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

The presence of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting, or the holders of 3,140,842 shares, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Such shareholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy.

Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted for or against any proposal.

Q:	What is a broker non-vote?

For shares held through a broker or other nominee that is a New York Stock Exchange member organization, if a matter to be voted on is considered routine, the broker has discretion to vote the shares.  If the matter to be voted on is determined to be non-routine, the broker may not vote the shares without specific instructions from the shareholder.  A broker non-vote occurs when a broker or other nominee holding shares does not vote on a particular proposal because the nominee has not received instructions from the shareholder and does not have discretionary voting power with respect to that item.  Broker non-votes will not be counted for or against any proposal.

If a broker or other nominee holds your shares in its name, the broker is permitted to vote your shares on the ratification of the selection of Grant Thornton LLP as our independent registered public accountants even if the broker does not receive voting instructions from you.

Q:	Can I vote my shares in person at the Annual Meeting?

Yes.  Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting, even if previously voted by another method.

It is important that your shares be represented at the Annual Meeting.  Therefore, even if you plan to attend in person, we recommend that you submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting whether you are the shareholder of record or whether your shares are held by a broker or other nominee on your behalf.

Shareholders of Record – If a proxy card in the accompanying form is properly signed, dated and returned prior to the voting at the Annual Meeting, the shares represented will be voted as instructed on the proxy card.

Shares Held by a Broker or Other Nominee on Your Behalf – You may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

Q:	How will my shares be voted, as a shareholder of record, if I submit a proxy and do not make specific choices?

As a shareholder of record, if you submit a properly signed and dated proxy card but do not provide voting instructions, your shares will be voted “FOR” the election of all nominees to the Board of Directors; “FOR” the proposal regarding the advisory approval of the compensation of our named executive officers; "FOR" the resolution to amend the 2010 Equity Incentive Plan to authorize additional shares; and "FOR" the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal 2014.

Q:	What if I abstain from voting?

If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter.  With respect to the four items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

Q:	What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies will use their discretionary authority to vote on such matters in accordance with their best judgment.  We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

Yes.  Any proxy may be revoked by a shareholder prior to its exercise by (1) filing with the Secretary of the Company, prior to your shares being voted at the Annual Meeting, a written notice of revocation or another duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).  Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting and should be hand delivered or sent to 150 Avery Street, Walla Walla, Washington 99362.

Q:	Who is soliciting votes and will bear the cost of soliciting votes for the Annual Meeting?

The Board of Directors is soliciting votes, and the Company will bear all costs of soliciting proxies.  We have retained American Stock Transfer & Trust Company to act as registrar and transfer agent, in return for which we pay a monthly fee of $1,050.  Its services also include the solicitation of voted proxies from brokers, nominees, institutions and individuals.  In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by our officers and employees or by telephone, facsimile, electronic transmission or express mail.  We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals.

Q:	Will a list of shareholders entitled to vote at the Annual Meeting be available?

Yes.  In accordance with Oregon law, a list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at our principal executive offices during regular business hours beginning on January 3, 2014 and continuing through the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and expect to disclose final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the Annual Meeting.

ADDITIONAL INFORMATION

Q:	How may I obtain a separate copy of the proxy materials?

We have adopted a practice called "householding" for mailing this proxy statement in an effort to reduce printing and postage costs.  Under this practice, shareholders who share the same address will receive only one copy of our proxy materials and annual report, unless we receive contrary instructions from any shareholder at that address.  If you prefer to receive your own copy of our proxy materials and annual report, please contact American Stock Transfer & Trust Company at 800-937-5449.  You may also contact us or AST if you received multiple copies of the proxy materials and annual report and would prefer to receive a single copy in the future.

Q:	Can I access Key's proxy materials and Annual Report on Form 10-K on the Internet?

Yes.  You can access this proxy statement and the 2013 Annual Report on our website at www.key.net.  You may also obtain a copy of our proxy materials and 2013 Annual Report without charge upon request to:  Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362.

In addition, pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.  The Proxy Statement and Annual Report to Shareholders are available at http://www.proxydocs.com/ktec.  In accordance with Securities and Exchange Commission rules, the materials on the site are searchable, readable and printable, and the site does not have "cookies" or other tracking devices which identify visitors.

Q:	What is the deadline for receipt of shareholder proposals for the 2015 Annual Meeting of Shareholders?

Shareholders are entitled to present proposals for action and director nominations at the 2014 Annual Meeting of Shareholders only if they comply with the applicable requirements of the proxy rules established by the Securities and Exchange Commission and the applicable provisions of our bylaws.  Shareholders must ensure that such proposals and nominations were received no later than September 5, 2013 by the Secretary of the Company at our principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

Any business intended to be presented by a shareholder at the 2015 Annual Meeting, but not included in the proxy materials, must comply with Key's bylaws.  Under our bylaws, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on September 4, 2014.  The notice must set forth as to each matter that the shareholder proposes to bring before the meeting (i) a brief description of the matter, (ii) the proposing shareholder's name and record address, (iii) the class and number of Key's shares that the shareholder beneficially owns, (iv) a description of all agreements, arrangements or understandings between the shareholder and any other person(s) (including their names and addresses) in connection with the proposal of such matter and any material interest of the shareholder in such matter, and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.  If the written notice relates to a shareholder nomination of any person to stand for election to the Board of Directors, please see page 7 of this Proxy Statement for additional information required to be included in the shareholder's written notice.

Q:	How can I communicate with the Board of Directors?

Any shareholder or other interested party desiring to communicate with one or more directors, or a particular committee of the Board of Directors, may do so by addressing their written correspondence to Key Technology, Inc., Board of Directors, c/o Secretary, at our principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.  The Secretary of the Company will promptly forward all such communications to the specified addressees, as appropriate.

Q.	Who will count the vote?

The Secretary of the Company or his designee will act as Inspector of Election at the Annual Meeting and count the vote.

Q.	Where can I obtain more information?

If you have questions about the Annual Meeting or about submitting your proxy, you may contact:

Investor Relations
Key Technology, Inc.
150 Avery Street
Walla Walla, Washington 99362
(509) 394-3362
investorinfo@key.net

Requests for copies of the proxy materials and 2013 Annual Report on Form 10-K should be sent to the Investor Relations address above.  Notices of shareholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors, and any other communications should be sent to the address above to the attention of the Secretary of the Company.

INFORMATION ABOUT KEY'S BOARD OF DIRECTORS

Q:	Who is on Key’s Board of Directors?

Our Board of Directors currently has seven members: John J. Ehren, Richard Lawrence, John E. Pelo, Michael L. Shannon, Charles H. Stonecipher, Donald A. Washburn and Frank L. A. Zwerts.

Q:	How often are members elected?

The directors are divided into three classes. Currently, two classes consist of two directors and one class consists of three directors.  Generally, one class stands for election each year for a three-year term. On February 28, 2013, subsequent to an acquisition, the number of directors was increased to the present seven and an additional Board member was appointed by the Board to serve until the 2014 Annual Meeting of Shareholders.

Q:	What if a nominee is unwilling or unable to serve?

Each nominee listed in this Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee designated by the proxy holders or the present Board of Directors.

Q:	Which members of Key’s Board of Directors are independent?

The Board of Directors has determined that a majority of its directors presently meet the independence standards established under the applicable rules of the Securities and Exchange Commission and the NASDAQ Global Market®.  These directors are Messrs. Lawrence, Pelo, Shannon, Stonecipher and Washburn. In evaluating independence, the Board considered the fact that Mr. Lawrence was compensated for providing consulting services to the Company in fiscal 2013 prior to resuming membership on the Audit Committee. In addition, the Board considered the fact that the Company repurchased 2,294 shares of common stock from Mr. Shannon in fiscal 2013 at the then current market price less a small commission and transaction fee for an aggregate purchase price of $28,101.

Q:	How often did the Board of Directors meet in fiscal 2013?

            During fiscal 2013, the Board of Directors held four meetings.  No director attended fewer than 83% of the total number of meetings of the Board of Directors and the committees of which he was a member during fiscal 2013.

            The Board of Directors does not currently have a policy with regard to the attendance of Board members at the annual meeting of shareholders.  All of our current directors, with the exception of Mr. Pelo and Mr. Zwerts, attended our 2013 Annual Meeting of Shareholders.

Q:	What are the minimum qualifications required to serve on Key’s Board of Directors?

            Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on company matters.

            In addition, nominees must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to our shareholders, provide effective oversight of our management and monitor our adherence to principles of sound corporate governance.  Specifically, nominees for election to our Board of Directors should possess the highest personal and professional ethics, integrity and values.  They must also have an inquisitive and objective perspective, practical wisdom, and mature and experienced judgment.  Directors must develop an understanding of our business and have a willingness to devote adequate time to carrying out their duties.

Q:	How does the Nominating and Corporate Governance Committee identify and evaluate nominees for director?

The Nominating and Corporate Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and to its shareholders.  The Nominating and Corporate Governance Committee considers potential candidates who may come to the attention of the Committee through current Board members, shareholders or other persons.  In identifying candidates for membership on our Board of Directors, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including: (i) relevant career experience, relevant technical skills, industry knowledge and experience, and financial expertise; (ii) individual qualifications, including strength of character, mature judgment, familiarity with our business or industry, independence of thought and the ability to work collegially; and (iii) the extent to which the candidate would fulfill a present need on our Board of Directors.

The Committee evaluates potential nominees by reviewing their qualifications, reviewing results of personal and reference interviews, and reviewing such other information as may be deemed relevant.  Candidates whose evaluations are favorable are then chosen by a majority of the members of the Nominating and Corporate Governance Committee to be recommended for selection by the Board of Directors.  The Board selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting.  We do not currently employ an executive search firm, or pay a fee to any third party, to locate qualified candidates for director positions.

Q:	Are director nominees evaluated differently based on whether the nominee is recommended by a security holder or by the Nominating and Corporate Governance Committee?

No.  Each candidate brought to the attention of the Nominating and Corporate Governance Committee, regardless of who recommended such candidate and regardless of whether such candidate is recommended by a shareholder, is considered on the basis of the criteria set forth above.

Q:	Does the Nominating and Corporate Governance Committee consider diversity in identifying nominees for director candidates?

Although we do not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, knowledge, attributes and experiences that cover the spectrum of areas that affect our business.  In general, the composition of the Board is diversified across the following areas:  (i) financial accounting, legal and corporate governance experience, and (ii) experience with our business and industry, including experience in global markets, experience with engineered products, and experience with international legal and regulatory frameworks.  Candidates for vacant Board seats are considered in the context of current perceived needs of the Board as a whole.  The Nominating and Corporate Governance Committee regularly assesses whether the mix of skills, experience and background of our Board as a whole is appropriate for the Company.

Q:	What are the policies and procedures for considering director candidates recommended by shareholders?

             A shareholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to our Secretary at our principal executive offices.  The submission must be received at our principal executive offices not less than 120 calendar days before the date our proxy statement was released to shareholders in connection with the previous year's annual meeting.  For the 2015 annual meeting, this date would be September 4, 2014.  However, if we did not hold an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

A shareholder's notice to the Secretary in order to be valid must set forth (i) the name and address, as they appear on the company's books, of the shareholder nominating such candidate; (ii) the class and number of shares of the company which are beneficially owned by the shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) the principal occupation or employment of the nominee; (v) the number of shares of our common stock beneficially owned by the nominee, if any; (vi) a description of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the shareholder is making the nomination; and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Q:	Does Key have a code of ethics?

Yes.  We have adopted the Key Technology, Inc. Code of Business Conduct and Ethics which applies to all of our directors and employees, including our chief executive officer and senior financial officers.  The Code of Business Conduct and Ethics is available on our website at www.key.net and will be provided without charge to any shareholder upon written request to:  Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362.  The Code of Business Conduct and Ethics provides that any waiver of its applicability to any director or executive officer may be made only by the Board of Directors or an appropriately designated Board committee and will be publicly disclosed promptly to our shareholders.

Q:	Does Key have a policy on hedging and pledging Company stock?

Yes. During fiscal 2013, our Board of Directors adopted the Key Technology, Inc. Policy on Hedging and Pledging Company Stock in order to further demonstrate our commitment to aligning the interests of our directors and executive officers with those of our shareholders. The policy prohibits all directors and executive officers from engaging in short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, and derivative transactions relating to Key securities. The policy also prohibits our directors and executive officers from holding our securities in margin accounts or pledging our securities as collateral for a loan without pre-clearance from either the President and Chief Executive Officer or the Chairman of the Board.

Q:	Are related-party transactions considered by Key’s Board of Directors?

We follow a written policy that all proposed transactions by the Company with directors, officers, five percent shareholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of the Nominating and Corporate Governance Committee of the Board of Directors.

Q:	What are the committees of the Board?

We maintain a standing Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee.  All of the committees are engaged in their respective areas of responsibility throughout the year, and frequently interact with the President and Chief Executive Officer in furtherance of the Committees' tasks and our goals and objectives.

Audit Committee.  The Audit Committee generally consists of three members. During fiscal 2013, the members were Mr. Pelo, Chairman, Mr. Stonecipher, and Mr. Washburn. Mr. Lawrence was appointed to the Audit Committee in May 2013, and Mr. Washburn resigned from the Audit Committee in September 2013.  All of the Audit Committee members are independent, as defined under the rules of the NASDAQ Global Market.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  The function of the Audit Committee is to review the performance of, and recommend to the Board of Directors the appointment of the Company's independent registered public accountants; to review and approve the scope and proposed cost of the yearly audit; to review the financial information provided to shareholders and others; to review the Company's internal controls; to consult with and review recommendations made by the Company's independent registered public accountants with respect to financial statements, financial records and internal controls; to discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures; to oversee the Company's risk assessment and risk management policies relating to the financial statements and the financial reporting process; and to make such other recommendations to the Board of Directors as it deems appropriate from time-to-time.  The Audit Committee met twelve times during fiscal 2013.

Compensation and Management Development Committee.  The Compensation and Management Development Committee consists of three members: Mr. Shannon, Chairman, Mr. Lawrence and Mr. Washburn.  All of the Compensation and Management Development Committee members are independent, as defined under the rules of the NASDAQ Global Market.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  The Committee is charged with reviewing and approving corporate goals and objectives relevant to compensation of the Company's chief executive officer, evaluating the chief executive officer's performance in light of those goals and objectives, and determining and approving the compensation level of the chief executive officer based on this evaluation.  The Committee is also charged with, among other matters, considering and making recommendations to the Board of Directors regarding the compensation of the senior executives of the Company, and considering, reviewing and granting awards under the Company’s stock incentive plans and cash bonus plans for senior executives administered by the Committee.  The Committee also oversees management development and succession plans for the Company.  The Committee has delegated to the Chief Executive Officer the authority to make discretionary awards of restricted stock each year up to a pre-determined aggregate number of shares to non-executive managers, individual contributors, and new hires for the purposes of retention and recruitment.  For fiscal 2013, the Committee authorized up to a cumulative total of 50,000 shares that may be awarded under this discretionary program.  The Committee met four times during fiscal 2013, and on numerous other occasions during the year Committee members consulted with each other and with management in furtherance of the Committee's business.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of five members: Mr. Washburn, Chairman, Mr. Lawrence, Mr. Pelo, Mr. Shannon and Mr. Stonecipher, all of whom are independent directors as defined under the rules of the NASDAQ Global Market.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  The Committee is responsible for providing guidance and recommendations with respect to Board education and development, identifying qualified candidates who may become future members of the Board, and developing and monitoring compliance with corporate governance principles.  The Committee met four times during fiscal 2013.

The Nominating and Corporate Governance Committee receives suggestions for potential director nominees from many sources, including members of the Board of Directors, advisers, and shareholders.  Any such nominations, together with appropriate biographical information, should be submitted to the Committee in accordance with the Company's policies governing submissions of nominees discussed above.  Any candidates submitted by a shareholder or shareholder group will be reviewed and considered by the Committee in the same manner as all other candidates.

Q:	What is the Board's leadership structure?

Our Board of Directors currently consists of John J. Ehren, President and Chief Executive Officer, Frank L.A. Zwerts, Chief Strategy Officer and President of Europe, Middle East, India and Africa (EMEIA), and five independent directors.

The Board elected to maintain separate chairman and chief executive officer positions to enhance corporate governance and management oversight.  In February 2007, Mr. Stonecipher was elected Chairman of the Board.  The Board believes that a board leadership structure in which the chairman and chief executive officer positions are separated is most appropriate for Key because it separates the leadership of the Board from the day-to-day leadership of the Company.  The Board believes that an independent chairman better positions the Board to evaluate the performance of management and more efficiently facilitates the communication of the views of the independent directors.  The Chairman and independent directors meet regularly in executive session and regularly review governance practices.  All the Directors believe the separation of the roles of chairman and chief executive officer has contributed to effective corporate governance at the Company.

In his role as Chairman, Mr. Stonecipher is specifically responsible for enhancing Board effectiveness, in particular by ensuring the Board works as a cohesive team; ensuring that the Board has adequate resources and is presented with full, timely and relevant information; ensuring that there is a process in place to monitor best practices that relate to the responsibilities of the Board; and by assessing the effectiveness of the overall Board, its committees and individual directors on a regular basis.  He is also responsible for Board management, in particular by providing oversight on the agendas for Board and committee meetings; consulting with the President and Chief Executive Officer regarding the membership and the chairs for Board committees and the effectiveness of the committees; ensuring that the independent directors meet regularly without management present to discuss the effectiveness of the Chief Executive Officer and the Board, succession planning and strategic planning; and by chairing Board meetings.

Q:	What is the Board’s role in risk oversight?

Our senior management team is responsible for day-to-day risk management activities, while our Board of Directors, as a whole and on the committee level, is responsible for the overall supervision and oversight of our risk management activities.

The full Board considers risks among other factors in reviewing our strategy, business plan, budgets and major transactions.  Future risks are anticipated and discussed as part of the strategic planning process. The full Board also receives periodic information from management about our risk areas and initiatives for addressing those risks. In addition, our outside counsel reports in person to the Board periodically on an as-needed basis to keep the directors informed concerning legal risks and other legal matters involving the Company.

The Board delegates certain of its risk oversight responsibilities to the committees of the Board.  The committees report to the full Board as appropriate regarding their risk oversight activities, which include:

·   Audit Committee. The Audit Committee discusses with management on an as-needed basis our major financial risk exposures and the steps management has taken to monitor and control such exposures.  The Audit Committee also oversees our risk assessment and risk management policies relating to the financial statements, internal controls and the financial reporting process.  At each of its quarterly, in-person meetings, the Audit Committee meets privately with representatives from our independent registered public accounting firm.  Finally, the Audit Committee receives quarterly reports from our Disclosure Committee and regular reports regarding our testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002.

·   Compensation and Management Development Committee. The Compensation and Management Development Committee annually reviews our compensation policies and practices and succession plan, and monitors risks related to compensation and succession planning.

·   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees risks related to our governance structures and processes.

Q:	How are directors compensated?

            Any member of the Board of Directors who is an employee of the Company is not separately compensated for serving on the Board of Directors.  Compensation for independent, non-employee directors has been based upon an annual retainer of $80,000, consisting of $40,000 in cash and the equivalent of $40,000 in restricted stock based upon the current market price of the Company's common stock on the date of grant, subject to the terms of the Company's 2003 Restated Employees’ Stock Incentive Plan and 2010 Equity Incentive Plan.  For fiscal 2013, the five independent directors were awarded an aggregate of 16,420 shares of restricted stock.  These grants vest on the first anniversary of the date of grant.  All directors receive reimbursement of their Board-related expenses.  The Company does not pay meeting fees.

During fiscal 2013, the non-executive Chairman of the Board received an additional annual cash retainer of $40,000, the Chairmen of the Audit Committee and the Compensation and Management Development Committee received an additional annual cash retainer of $10,000, and the Chairman of the Nominating and Corporate Governance Committee received an additional annual cash retainer of $5,000.

Stock ownership guidelines for the Company’s directors adopted by the Board of Directors call for the non-employee directors to own shares of the Company’s common stock equal to not less than 33% of the total vested shares issued to the Director as restricted stock during the period of Board service with the Company.

The following table provides information as to compensation for services of the non-employee directors during fiscal 2013, including compensation attributed to them in 2013 as a result of stock option grants and restricted stock awards made in prior years:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) (3) ($)	All Other Compensation ($)	Total ($)
Richard Lawrence	$40,000	$40,000	$21,000 (4)	$101,000
John E. Pelo	$50,000	$40,000	−	$90,000
Michael L. Shannon	$50,000	$40,000	−	$90,000
Charles H. Stonecipher	$80,000	$40,000	−	$120,000
Donald A. Washburn	$45,000	$40,000	−	$85,000

_______________________________

(1)
The amounts reported represent the full grant date fair values for awards granted computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that may be realized by the directors.

(2)
On February 8, 2013, each non-employee director then-serving was awarded 3,284 shares of restricted stock, the restrictions on which lapse one year from the grant date.  The fair market value of the grant was $12.18 per share calculated using the closing price reported on the NASDAQ Global Market on the grant date.

(3)	Each of the non-employee directors held stock options and unvested restricted shares as of September 30, 2013 as follows:

Name	Stock Options	Restricted Shares
Richard Lawrence	−	3,284
John E. Pelo	10,000	3,284
Michael L. Shannon	5,000	3,284
Charles H. Stonecipher	10,000	3,284
Donald A. Washburn	−	3,284

(4)	During fiscal 2013, Mr. Lawrence was retained by the Board of Directors to provide consulting services to the Company.

ELECTION OF DIRECTORS

INFORMATION ABOUT KEY'S DIRECTORS, EXECUTIVE OFFICERS
AND OTHER SIGNIFICANT EMPLOYEES

(Item 1 on the Proxy Card)

Q:    Who are this year’s nominees for re-election or election to Key’s Board of Directors and what particular qualifications led the Board to conclude that the person should serve as a director of the Company?

The two nominees recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors for re-election this year to serve until the Annual Meeting of Shareholders in 2017, or until their respective successors are elected and qualified, are John J. Ehren and Richard Lawrence.  The nominee recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors for election this year to serve until the Annual Meeting of Shareholders in 2016, or until his respective successor is elected and qualified, is Frank L. A. Zwerts. Mr. Lawrence is an independent director as defined under the rules of the NASDAQ Global Market.

The table below sets forth the following information as of December 6, 2013 about this year's nominees for election to Key's Board of Directors:  (i) name and age; (ii) all positions and offices currently held with the Company; (iii) the period of service as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

Name	Age	Positions	Has Been a Director or Officer Since	Expiration of Current Term
John J. Ehren	53	Director, President and Chief Executive Officer	2008	2014
Richard Lawrence * ‡ †	61	Director	2007	2014
Frank L. A. Zwerts	45	Director, Chief Strategy Officer, and President of EMEIA	2013	2014

*	Member of the Audit Committee
‡	Member of the Nominating and Corporate Governance Committee
†	Member of the Compensation and Management Development Committee

John J. Ehren. Mr. Ehren was appointed President and Chief Executive Officer and a Director of the Company in May 2012. While at Key, Mr. Ehren has held the following positions: Executive Vice President and Chief Operating Officer (December 2011 to May 2012), Senior Vice President and Chief Financial Officer (February 2008 to May 2012), and Senior Vice President of Global Operations (2010 and 2011). From 2004 to 2008, he served as Vice President of Global Operations of Planar Systems, Inc., a public company that provides flat panel display and system solutions for medical, transportation, industrial and retail applications. From 1997 to 2004, Mr. Ehren held several senior-level financial officer positions with Planar, including Corporate Controller and Treasurer. Between 1990 and 1997, he held Chief Financial Officer and Vice President of Finance and Operations positions with two privately-held manufacturing companies. Mr. Ehren was employed by Ernst & Young, a public accounting firm, from 1985 to 1990, working primarily with high technology, manufacturing and software development clients.
The Board has concluded that Mr. Ehren should continue to serve as a director of Key based on the following primary qualifications:

•
Extensive knowledge of Key’s business—Since joining the company in 2008, until his appointment as President and Chief Executive Officer, Mr. Ehren held the position of Senior Vice President and Chief Financial Officer while also taking on additional Company responsibilities including Global Operations, European Operations, and business unit General Manager. Further, in 2011, Mr. Ehren was appointed as Executive Vice President and Chief Operating Officer with management responsibilities for all aspects of our business.  This extensive exposure to every aspect of Key's business uniquely qualifies Mr. Ehren for his service as a director.

•
Relevant Chief Executive Officer/President experience—In addition to his responsibilities at Key, Mr. Ehren held various senior vice president positions for high technology manufacturing companies where he had domestic and international operations and overall business responsibilities.  This experience provides Mr. Ehren with the relevant background that is critical for his current role as a director of Key.

•
High level of financial literacy—Throughout his career, Mr. Ehren has held multiple chief financial officer positions and other financial officer positions with various companies. This vast experience with the financial workings of both Key and other companies uniquely positions Mr. Ehren to provide financially sound guidance in his role as a director.

Richard Lawrence.  Mr. Lawrence has served as a director of the Company since 2007.  He is an independent consultant and business advisor specializing in mergers, acquisitions, and joint ventures.  From 1996 to 2006, Mr. Lawrence served as Vice President of Worldwide Corporate Development of PepsiCo, Inc.  He served in various other management positions with PepsiCo beginning in 1977 in engineering, and advanced into corporate and franchise development in 1985.

The Board has concluded that Mr. Lawrence should continue to serve as a director of Key based on the following primary qualifications:

•
Extensive experience in mergers and acquisitions—Mr. Lawrence has extensive experience in planning, implementing and integrating domestic and international mergers and acquisitions, as well as in corporate governance.

•	Extensive knowledge of the food industry—Mr. Lawrence has over 30 years of experience in the food processing industry.

•	Extensive knowledge of operations and engineering in our industry—Mr. Lawrence has extensive knowledge of the management and leadership of operations and engineering in our industry.

Frank L.A. Zwerts. Mr. Zwerts was appointed a director of the Company in February 2013, in addition to his role as President of EMEIA (Europe, Middle East, India and Africa). In November 2013, Mr. Zwerts also assumed the role of Chief Strategy Officer of the Company. Mr. Zwerts joined the Company in February 2013, when the company he co-founded in 2004, Visys NV, a manufacturer of high-end digital sorters located in Belgium, was acquired by Key. From 2001 to 2004, Mr. Zwerts was Executive Director of ABN Amro Rothschild, and from 1998 to 2001, Vice-President of Technology Banking at ING Barings LLC in London, where he had responsibility for technology investment banking and led several technology IPOs, mergers and acquisitions.

The Board has concluded that Mr. Zwerts should continue to serve as a director of Key based on the following primary qualifications:

•
High level of financial literacy—Mr. Zwerts has extensive knowledge of accounting and finance due to his five years of experience as an audit professional for KPMG, and his various senior roles in corporate finance and investment banking.

•
Extensive knowledge of international mergers and acquisitions for public and private companies—Mr. Zwerts has extensive experience with corporate finance transactions, spanning approximately ten years in investment banking and corporate finance roles for ABN Amro Rothschild and ING Barings.

•
Extensive knowledge of the food processing industry—Mr. Zwerts has approximately ten years of experience in the food processing industry, and has successfully managed high-growth, innovative companies.

•
Extensive knowledge of operations and technology in our industry—Mr. Zwerts has extensive knowledge of the technology used to serve the Company’s industries due to his founding and leadership of Visys NV.

•	Extensive knowledge of international cultures and languages—Mr. Zwerts is fluent in English, French, Dutch, German and Spanish.

Q:    What is the voting requirement to approve the election of directors?

You may vote "FOR" or "WITHHOLD" on each of the nominees for election as director.  A properly executed proxy marked "WITHHOLD" with respect to the election of a director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.  Proxies received from shareholders of record that do not contain voting instructions will be voted FOR each of the nominees for election as director.  If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares for the election of directors in the absence of voting instructions from you.  Abstentions and broker non-votes will not affect the outcome of the election of directors.  The nominees receiving the highest number of votes will be elected to the Board of Directors if a quorum is present.

Q:    How does the Board of Directors recommend that I vote on this proposal?

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Ehren, Lawrence and Zwerts.

*  *  *

Q:    Which members of Key’s Board of Directors are continuing in office and what particular qualifications led the Board to conclude that the person should serve as a director of the Company?

The table below sets forth the following information as of December 6, 2013 about members of Key's Board of Directors who are continuing in office:  (i) name and age; (ii) all positions and offices currently held with the Company; (iii) the period of service as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

Name	Age	Positions	Has Been a Director or Officer Since	Expiration of Current Term
Michael L. Shannon †[c] ‡	63	Director	2000	2015
Donald A. Washburn † ‡[c]	69	Director	2003	2015
John E. Pelo *[c] ‡	57	Director	1998	2016
Charles H. Stonecipher * ‡	52	Chairman	2004	2016

†	Member of the Compensation and Management Development Committee
‡	Member of the Nominating and Corporate Governance Committee
*	Member of the Audit Committee
[c]	Committee Chair

Michael L. Shannon.  Mr. Shannon has served as a director of the Company since 2000.  Mr. Shannon has served as principal of The General Counsel Law Firm since 1994.  From 2006 to 2010, he served as co-founder of Concerto Development LLC, a real estate development firm.  From 1995 to 2004, he also served as Chairman and Chief Executive Officer of Data Access Technologies, Inc., a software company.  Between 1985 and 1989, Mr. Shannon served as Associate General Counsel for the Santa Fe International Corporation and, from 1989 to 1993, as Senior Vice President, General Counsel and Secretary of that corporation.

The Board has concluded that Mr. Shannon should serve as a director of Key based on the following primary qualifications:

•	Extensive knowledge of Key's business—Mr. Shannon has been a director of our Company for 13 years.

•	Knowledge of executive compensation strategies—Mr. Shannon has been the Chairman of the Compensation and Management Development Committee for seven years.

•	Extensive legal experience—Mr. Shannon has extensive legal and regulatory experience in heavy industry in multiple countries.

Donald A. Washburn.  Mr. Washburn has been a director of the Company since 2003.  He is a private investor.  Mr. Washburn served as an Executive Vice President of Northwest Airlines, Inc. from 1995 to 1998, and as a Senior Vice President from 1990 to 1995.  He also served as Chairman and President of Northwest Cargo, a wholly-owned subsidiary of Northwest Airlines, Inc. from 1997 to 1998.  Mr. Washburn served as a senior corporate officer of Marriott Corporation from 1980 to 1990, responsible for worldwide real estate development and acquisition activities and most recently as Executive Vice President, with general management responsibility for the Courtyard Hotel Division. Currently, Mr. Washburn serves as a trustee of LaSalle Hotel Properties, a real estate investment trust.  Mr. Washburn also serves as a director of The Greenbrier Companies, Inc., a supplier of transportation equipment and services to the railroad and related industries, and he is lead director of Amedisys, Inc., a multi-state provider of home healthcare nursing and therapy services.

The Board has concluded that Mr. Washburn should serve as a director of Key based on the following primary qualifications:

•	Extensive knowledge of Key's business—Mr. Washburn has been a director of our Company for ten years.

•	Public company board experience—Mr. Washburn has over ten years experience as an independent director on multiple public company boards of directors.

•
Financial literacy and governance experience—Mr. Washburn  is a retired senior executive with experience (i) developing and monitoring corporate financial strategies, (ii) analyzing investment proposals, and (iii) evaluating, planning and overseeing financial transactions and establishing and monitoring financial controls.

•
Relevant executive officer experience—During Mr. Washburn's career, he has been responsible for developing and managing complex, multi-location business enterprises. Mr. Washburn was an Executive Vice President with global responsibilities at Northwest Airlines and an Executive Vice President with responsibilities for real estate development and hotel operating activities at Marriott Corporation.  Mr. Washburn is also a former Chairman and President of Northwest Cargo.

John E. Pelo.  Mr. Pelo has served as a director of the Company since 1998.  He has been President and Chief Executive Officer of Swire Coca-Cola USA, a subsidiary of Swire Pacific Ltd., since 1996.  Swire Pacific is a diversified holding company with real estate, shipping, airline, trading, and soft drink interests in Asia and North America.  Between 1984 and 1996, Mr. Pelo served as General Manager of one of Swire’s soft drink operations in the United States.

The Board has concluded that Mr. Pelo should serve as a director of Key based on the following primary qualifications:

•
Extensive knowledge of Key’s business—Mr. Pelo has been a director of our Company for 15 years.  Having been involved in the food and beverage business for over 25 years, he has a deep understanding of our business and operations.

•	Relevant Chief Executive Officer/President experience—Mr. Pelo is the current President and Chief Executive Officer of Swire Coca-Cola USA.

•	High level of financial literacy—Mr. Pelo has more than 30 years of experience evaluating complex financial statements and internal controls, and participating in audit committee activities.

Charles H. Stonecipher.  Mr. Stonecipher has served as a director of the Company since 2004 and as the Board’s Chairman since 2007.  He is Managing Director of Trilogy Partnership LLC, a private investment firm for whom Mr. Stonecipher has served as an investment professional since 2008.  Mr. Stonecipher served as Executive Vice President of Strategy and Corporate Development for Advanced Digital Information Corporation, a supplier of data storage solutions for client server computing networks, from 2005 to 2006, and as Executive Vice President of Product Development and Strategy from 2004 to 2005.  He served as President and Chief Operating Officer of Advanced Digital Information Corporation from 1997 to 2004, and as Senior Vice President and Chief Operating Officer from 1995 to 1997.

The Board has concluded that Mr. Stonecipher should serve as a director of Key based on the following primary qualifications:

•	Extensive knowledge of Key's business—Mr. Stonecipher has been a director of our Company for nine years.

•	Relevant executive officer experience—Mr. Stonecipher is a former President and Chief Operating Officer of Advanced Digital Information Corporation.

•	Relevant product development experience—Mr. Stonecipher has extensive experience in bringing technology products to market.

All of the directors continuing in office are independent, as defined under the rules of the NASDAQ Global Market.

Q:    Who are Key’s other executive officers?

The table below sets forth the following information as of December 6, 2013 about Key's other officers:  (i) name and age; (ii) all positions and offices currently held with the Company; and (iii) the period of service as an executive officer of the Company.

Name	Age	Positions	Has Been an Officer Since
Jeffrey T. Siegal	50	Vice President and Chief Financial Officer	2013
Louis C. Vintro, Ph.D.	53	Senior Vice President of New Products and Business Development	2011
Stephen M. Pellegrino	54	Senior Vice President of Global Sales	2012
Michael L. Nichols, Ph.D.	65	Vice President of Global Aftermarket and Legacy Engineering	2012

Jeffrey T. Siegal. Mr. Siegal joined the Company in April 2013 as Vice President and Chief Financial Officer.  From 2008 to 2013, he served as Chief Financial Officer and Treasurer of Schmitt Industries, Inc., a public company that designs, manufactures and markets precision test and measurement equipment.  During this time, he also served as Managing Director of Schmitt Europe Ltd.  Between 1999 and 2007, Mr. Siegal served as Corporate Controller and Treasurer of Planar Systems, Inc., a public company that provides flat panel display and system solutions for medical, transportation, industrial and retail applications.  From 1991 to 1999, he served in several positions with Deloitte LLP in Portland, Oregon, most recently as Senior Manager.  Mr. Siegal holds a BA in Business Administration and Accounting from San Jose State University, California.  He is a Certified Public Accountant.

Louis C. Vintro, Ph.D.   Dr. Vintro was appointed Senior Vice President of New Products and Business Development of the Company in 2013. He served as Senior Vice President of Business Development and Global Operations from 2011, when he joined the Company, until 2013.  From 2009 to 2011, Dr. Vintro served as Vice President and General Manager of the Semiconductor Division of ESI, Inc., a manufacturer of laser-based wafer fabrication equipment.  From 2005 to 2009, Dr. Vintro served as Senior Director of Technical Programs for KLA - Tencor Corporation, a manufacturer of laser-based particle inspection equipment. From 2001 to 2004, he served as Global Business Manager of BOC Edwards Kachina, now Applied Materials, Inc., a provider of semiconductor processing services. Dr. Vintro holds a PhD in Physics from Stanford University and an MBA from the Wharton School, University of Pennsylvania.  He earned a BS in Physics from the Massachusetts Institute of Technology.

Stephen M. Pellegrino. Mr. Pellegrino was appointed Senior Vice President of Global Sales of the Company in 2013. He served as Vice President of Sales from 2012 to 2013, and as Senior Director of North American Sales and Corporate Sales Operations from 2011 to 2012. From 2006 to 2011, he held the position of Director of U.S. and Canada Sales, and served as Director of Eastern Region Sales from 2000, when he joined the Company, until 2006.  From 1981 to 2000, Mr. Pellegrino worked in the Food Handling Equipment Operation of FMC Corporation, a provider of custom-engineered food processing solutions, where he held a number of positions including Sales and Marketing Manager of Food Handling Equipment from 1996 to 2000, Sales Manager of Major Accounts from 1995 to 1996, Product Manager for Aseeco Equipment from 1993 to 1995, Food Industry Specialist from 1990 to 1993, and Field Sales Engineer from 1981 to 1990.  Mr. Pellegrino holds a BS in Marketing from the Indiana University of Pennsylvania.

Michael Nichols, Ph.D.   Dr. Nichols was appointed Vice President of Global Aftermarket and Legacy Engineering of the Company in 2013. Dr. Nichols joined the Company in 2010 as Senior Director of Research and Development, and served as Vice President of Research and Development from 2012 to 2013. From 1994 to 2010, Dr. Nichols worked for Planar

Systems, Inc., serving in several capacities.  From 2008 to 2010, he served in a dual role as Director of Operations, and as Site Director of Planar SAS Command and Control Systems Business Unit in Albi, France.  During 2007, he served as Director of Programs in Operations.  From 2004 to 2007, he served as Director of Engineering for Planar’s Medical Business Unit, and in the same role for the Industrial Business Unit from 2002 to 2004.  Between 2001 and 2002, Dr. Nichols served as Director of Sustaining Engineering and Customer Service.  He served as Director of Manufacturing from 1995 to 2001 and, concurrently, also served as Business Area Manager of Traffic Controls Displays from 1998 to 1999.  He served as Quality Assurance Manager from 1994 to 1995.  Dr. Nichols holds a BS in Chemical Engineering from Oregon State University, and a PhD in Chemical Engineering from the University of California, Berkeley.

Q:    Who are Key's other significant employees?

The table below sets forth the following information as of December 6, 2013 about Key's other significant employees (i) name and age; (ii) all positions and offices currently held with the Company; and (iii) the period of service as an employee of the Company.

Name	Age	Positions	Has Been an Employee Since
Steven R.S. Johnson	48	Senior Director of Marketing	2011
Shawn P. Prendiville	49	Senior Director of Global Operations	1991

Steven R.S. Johnson. Mr. Johnson was appointed Senior Director of Marketing for the Company in 2012.  He joined the Company in 2011 as Product Marketing Manager of Process Systems.  Previously, Mr. Johnson was with Gordon Composites, a manufacturer of technical composite products for recreational, commercial, industrial defense and aerospace applications, where he served as Vice President and General Manager from 2004 to 2010, and as Manufacturing Systems Manager from 2002 to 2004.  He served as Manufacturing Manager for IdaTech, a developer and producer of hydrogen fuel cell power systems, from 2000 to 2002.  From 1996 to 2000, Mr. Johnson was a Senior Manufacturing Engineer with Key Technology, Inc.  Mr. Johnson holds a BS in Automotive Engineering from Weber State University, Utah.

Shawn P. Prendiville. Mr. Prendiville was appointed Senior Director of North American Operations in 2011.  Prior to this, he served as Director of Worldwide Sales Operations from 2009 to 2011, and as General Manager of the Company’s Redmond Operations from 2007 to 2009.  Between 2005 and 2007, Mr. Prendiville served as Director of Manufacturing, and as Manufacturing Manager of the Company’s Process Systems division from 1996 to 2005.   Mr. Prendiville joined the company in 1991 and served in several management and engineering capacities within the Project Engineering group before moving into Operations.  Prior to joining Key in 1991, Mr. Prendiville was a Design Engineer with Strauser Manufacturing, Inc., a wood products manufacturing company.  Mr. Prendiville holds a BS in Mechanical Engineering from South Dakota School of Mines and Technology.

OTHER MATTERS TO BE VOTED UPON

PROPOSAL REGARDING ADVISORY APPROVAL OF THE COMPENSATION
OF KEY’S NAMED EXECUTIVE OFFICERS

(Item 2 on the Proxy Card)

Q:	What am I voting on?

Key is providing shareholders with the opportunity at the 2014 Annual Meeting to vote on an advisory resolution, commonly known as “say-on-pay,” considering approval of the compensation of Key’s named executive officers in fiscal 2013.  Such compensation is described on pages 22 through 32 of this Proxy Statement.

The Compensation and Management Development Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals.  The Compensation Discussion and Analysis and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of Key Technology, Inc.’s named executive officers as described in the Compensation Discussion and Analysis section and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

Q:	What is the effect of this resolution?

Because your vote is advisory, it will not be binding on the Board of Directors.  However, the Compensation and Management Development Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

Q:	What is the voting requirement to approve this proposal?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.  If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you.  Proxies received from shareholders of record that do not contain voting instructions for this proposal will be voted FOR approval of this resolution.  Abstentions and broker non-votes will not affect the outcome of voting on this proposal.  To be approved, the number of votes cast “FOR” the advisory resolution must exceed the votes cast “AGAINST” the advisory resolution.

Q:	How does the Board of Directors recommend that I vote on this proposal?

The Board of Directors believes that Key’s executive compensation program aligns our incentive compensation with the long-term interests of our shareholders.  The Company’s program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term strategies to build shareholder value.  The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company and its shareholders over time.

The Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of the Company’s named executive officers.

*  *  *

PROPOSAL REGARDING AMENDMENT TO KEY'S 2010 EQUITY INCENTIVE PLAN

(Item 3 on the Proxy Card)

Q:	What am I voting on?

A proposed amendment to the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) to authorize additional shares.

Q:	What is the background of the proposed amendment?

The purpose of the 2010 Plan is to promote the long-term success of the Company and the creation of shareholder value by encouraging employees and directors to focus on critical, long-range objectives; attracting and retaining employees and directors with exceptional qualifications; and linking plan participants directly to shareholder interests through increased share ownership.

Q:	Why is the amendment being proposed?

As of December 6, 2013, only 45,262 common shares remained available for issuance under the 2010 Plan, excluding shares that may become available if certain performance goals are not achieved in the future. The Board of Directors believes that the proposed amendment to the 2010 Plan is necessary because the number of shares that remains available for issuance to new and existing employees and directors is not sufficient to promote the objectives of the 2010 Plan. The use of equity incentive awards such as those made available through the 2010 Plan has long been an important component of the Company's compensation and incentive philosophy. This philosophy emphasizes the alignment of compensation and incentives with shareholder interests, and the utilization of long-term equity incentives to increase the proportion of individual compensation that is dependent upon Company performance as the level of individual employee responsibility increases. As further discussed below, we believe that the proposed amendment to the Plan is necessary to enable us to continue to provide these incentives. The restricted stock awards remaining available will not be adequate to achieve our corporate business objectives through calendar year 2014.

Q:	What does the proposed amendment do?

The Board of Directors has adopted, subject to shareholder approval, a proposed amendment to the 2010 Plan that increases the total number of shares of the Company's common stock available for issuance under the 2010 Plan since its inception by 350,000 shares, from 500,000 to 850,000, subject to proportionate adjustment in the event of a stock split or other change in the common stock or capital structure of the Company. The other provisions of the 2010 Plan are not proposed to be amended. As described above, currently, a maximum of 500,000 shares of common stock has been authorized for issuance under the 2010 Plan, of which only 45,262 shares remain available for the grant of future awards. We use restricted stock grants as part of our compensation plan to retain and motivate executives over the long term, and align their interests with the interests of the Company's shareholders. We also make restricted stock awards to Board members on an annual basis as part of our director compensation package, and to non-executive members of our management group. We believe that the remaining shares will be insufficient to continue operating the 2010 Plan through 2014. We believe, based on currently expected granting practices for the coming years, that the number of additional shares to be reserved for issuance under the 2010 Plan for which shareholder approval is being sought (together with shares currently available under the 2010 Plan) will be sufficient for approximately three years following shareholder approval.

Q:	What are the principal provisions of the plan?

At the 2011 annual meeting of shareholders, shareholders approved the 2010 Plan. A copy of the amendment to the 2010 Plan is attached as Appendix A. The Board of Directors has adopted the amendment to the 2010 Plan, subject to shareholder approval.

General

The purpose of the 2010 Plan is to promote the long-term success of the Company and to create shareholder value by (i) encouraging employees and directors to focus on critical, long-range objectives, (ii) attracting and retaining employees and directors with exceptional qualifications, and (iii) linking employees and directors directly to the interests of shareholders through increased share ownership. The 2010 Plan provides for the grant of options (incentive stock options and nonstatutory stock options) and restricted shares (each, an “award”).

Shares Available for Grant

If restricted shares are forfeited or surrendered in payment of taxes, then such shares again become available for future awards under the 2010 Plan. If a stock option is forfeited or terminated before being exercised, then the corresponding shares again become available for future awards under the 2010 Plan. Notwithstanding the above, the aggregate number of common shares that may be issued under the 2010 Plan upon exercise of incentive stock options will not be increased when restricted shares or unexercised options are forfeited or surrendered.

Administration

The 2010 Plan is administered by the Compensation and Management Development Committee of the Company’s Board (the "Compensation Committee"), which consists of two or more directors appointed by the Board. Unless otherwise determined by the Board, at all times that the Company is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), the composition of the Compensation Committee will satisfy the requirements of Rule 16b-3 under the Exchange Act, Section 162(m) of the Internal Revenue Code (the “Code”) and Nasdaq Rule 5605(a)(2).

Subject to the provisions of the 2010 Plan, the Compensation Committee has the authority to determine: (i) which employees and directors will receive awards, (ii) the time or times when awards will be granted, (iii) the types of awards to be granted, and (iv) the number of shares that may be issued under each award. The Compensation Committee also has such additional powers as have been delegated to it by the 2010 Plan. Subject to the express provisions of the 2010 Plan, the Compensation Committee has the authority to construe the 2010 Plan and the respective agreements executed thereunder, to prescribe rules and regulations relating to the 2010 Plan, to determine the terms, restrictions and provisions of each award, and to make all other determinations necessary or advisable for administering the 2010 Plan. The determinations made by the Compensation Committee will be conclusive.

Eligibility

Employees and directors of the Company are generally eligible for awards, but only employees may be granted incentive stock options. Employees and directors are eligible for the grant of restricted stock or nonstatutory stock options. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries may not be granted an incentive stock option unless the option has a term of not longer than five years and an exercise price of not less than 110% of fair market value of the shares as of the date of grant.

Options

Each stock option agreement will contain terms and conditions of the option grant that are not inconsistent with the 2010 Plan, including, but not limited to, when the option becomes exercisable, the exercise price of the options (which may not be less than fair market value of a common share on the grant date) and the term of the option (not to exceed 10 years from date of grant). Among other things, the stock option agreement may also provide for accelerated exercisability and vesting in the event of the optionee’s death, disability, retirement or other event, or for the expiration of an option prior to the end of its term if the optionee terminates service with the Company or its affiliates.

Unless the stock option agreement provides otherwise, in the event of an optionee’s termination of service as an employee or director (i) for any reason other than retirement, disability or death, the options (to the extent the optionee was entitled to exercise the option at the date of such termination) remain exercisable until the option expiration date or three months after such termination of service, whichever is shorter, (ii) for any reason other than disability or death but where the optionee is age 65 or older on such termination date, the options (to the extent the optionee was entitled to exercise the option at the date of such termination) remain exercisable until the option expiration date, (iii) due to disability, the options (to the extent the optionee was entitled to exercise the option at the date of such termination) remain exercisable until the option expiration date or one year after such termination of service, whichever is shorter, or (iv) by reason of death, the options become fully vested and may be exercised any time prior to the option expiration date.

The exercise price of an option may be paid, to the extent permitted by applicable laws, in cash or cash equivalents, by surrendering or attesting to ownership of shares owned by the optionee for at least six months, by broker-assisted cashless exercise, via loan proceeds obtained from pledging common shares being purchased under the 2010 Plan, by a full-recourse promissory note, or in any other form that is consistent with applicable laws. In the case of incentive stock options, payment may be made only as set forth in the stock option agreement.

Restricted Stock

Each restricted stock agreement will contain terms and conditions of the restricted stock award that are not inconsistent with the 2010 Plan including, but not limited to, the number of shares underlying the restricted stock award, the consideration to be paid (if any) and the vesting terms. Lapse of restrictions on the restricted stock awarded may be based upon continued service with the Company or upon both continued employment and achievement of performance criteria established by the Compensation Committee.

The restricted stock agreement may also provide for accelerated vesting in the event of death, disability, retirement or other events. Restricted share holders have the same voting, dividend and other rights as the Company’s shareholders. The restricted stock agreement, however, may require that cash dividends received by restricted share holders be invested in additional restricted shares, with such additional restricted shares being subject to the same conditions and restrictions as the restricted shares with respect to which the dividends were paid.

Adjustments

In the event of a subdivision of the outstanding shares, a declaration of a dividend payable in shares or in the event of a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, corresponding automatic adjustments will be made to (i) the number of options and restricted shares and available for future awards, (ii) the number of shares covered by each outstanding option, and (iii) the exercise price under each outstanding option.

In the event of a declaration of an extraordinary dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a recapitalization, a spin-off, merger, consolidation or a similar occurrence, the Compensation Committee will make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, the cancellation of outstanding awards after giving participants notice and an opportunity to exercise their awards, if applicable.

Dissolution or Liquidation

To the extent not previously exercised, options will terminate immediately prior to the dissolution or liquidation of the Company.

Effect of Change in Control

In the event of a change in control (as defined in the 2010 Plan), the Compensation Committee may determine that each outstanding option will become immediately and fully exercisable. Any optionee may decline such acceleration if the acceleration would result in adverse tax effects to the optionee.

In the event of: (i) a merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation), (ii) a transfer of all or substantially all the assets of the Company, or (iii) the dissolution or liquidation of the Company, the Compensation Committee will notify optionees in writing of the transaction at least 30 days prior to the effective date of the transaction. The Compensation Committee will, in its sole discretion, and to the extent possible under the structure of the transaction, select one of the following alternatives for treating outstanding options: (i) convert outstanding options to fully vested options to purchase stock of the surviving or acquiring corporation, or (ii) provide for a 30-day period prior to the consummation of the transaction in which optionees may exercise outstanding options without any limitation on exercisability and provide that, upon consummation of such transaction, all unexercised options immediately terminate.

The Compensation Committee may also determine in its sole discretion, at the time of granting restricted stock or thereafter, that the restrictions on all or part of such restricted stock lapse in the event of a change in control or in the event that the participant is subject to an involuntary termination after a change in control.

Awards under Other Plans

The Company may grant awards under other plans or programs. Such awards may be settled in the form of shares issued under this 2010 Plan when so expressly authorized by the Compensation Committee. Such common shares will, when issued, reduce the number of shares available for awards under the 2010 Plan.

Limitation on Change in Control Payments

The payments or transfers of benefits under the 2010 Plan may be reduced as described below under certain circumstances relating to the occurrence of a change in control. A reduction in payments may be imposed if either (i) the independent auditors determine that the participant would be better off on an after tax basis if the participant’s payments were reduced, or (ii) regardless of the after-tax value of a participant’s award, the Compensation Committee (at the time of grant or any time thereafter) determines that a reduction in payments is necessary in order to ensure that no payments would be nondeductible by the Company for federal income tax purposes by reason of the tax provisions governing “excess parachute payments” in Section 280G of the Code. Any reduction imposed under (ii) above would reduce the aggregate present value of a participant’s payments by the amount necessary such that no payments would be nondeductible by the Company under Section 280G of the Code.

Term, Amendment and Termination

The original effective date of the 2010 Plan was November 17, 2010. The 2010 Plan remains in effect until terminated by the Board, except that no incentive stock options can be granted on or after the 10th anniversary of the later of (i) the date when the Board adopted the 2010 Plan, or (ii) the date when the Board adopted the most recent increase in the number of common shares available for awards that was approved by the Company’s shareholders.

The Board may, at any time and for any reason, amend or terminate the 2010 Plan. An amendment of the 2010 Plan will be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. The termination or amendment of the 2010 Plan will not affect any award previously granted under the 2010 Plan.

The Committee may amend the terms of any award previously granted (and the related award agreement), prospectively or retroactively, but generally, no such amendment may impair the rights of any participant without his or her consent and no such amendment may effect a repricing of any award without approval of the Company’s shareholders.

New Plan Benefits Table

The table below sets forth the awards that will be received by the non-executive directors under the 2010 Plan as amended. Pursuant to our policy, a portion of each non-executive director’s annual compensation consists of restricted stock equal to $40,000. Benefits that may be received by executive officers and other employees are not determinable and will depend on both the Committee’s actions and the fair market value of the Company’s common stock at various future dates.

Name and Position	Number of Shares	Dollar Value

Each Eligible Director (1)	(2)	$40,000

(1)	The non-employee members of the Board of Directors eligible to receive automatic annual awards of restricted stock are Directors Lawrence, Pelo, Shannon, Stonecipher and Washburn.
(2)	The number of shares issuable is not determinable as it is based on the fair market value of the shares as of the date of grant.

Federal Income Tax Information

The following is a brief summary of the federal income tax consequences of certain transactions under the 2010 Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the 2010 Plan participant or the Company may result depending upon other considerations not described below.

Certain options that may be awarded under the 2010 Plan are intended to qualify as “incentive stock options” for federal income tax purposes. Under the federal income tax laws in effect as of the date of this proxy statement, an option holder will recognize no ordinary income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is taken into account for purposes of calculating the alternative minimum tax.) If an option holder exercises an incentive stock option and does not dispose of the shares acquired within two years of the date of grant and within one year following the date of exercise, the later sales of the shares will qualify for capital gains treatment. If an option holder disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a “disqualifying disposition”), the option holder will recognize compensation income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price or (b) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment. The Company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee recognized compensation income.

Certain options under the 2010 Plan will be treated as “nonstatutory stock options” for federal income tax purposes. Under the federal income tax laws in effect as of the date of this proxy statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised. At the time of exercise, the option holder will recognize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. The Company is required to withhold employment taxes on such income. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the option holder will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment shall be short-term or long-term, depending on the length of time the shares were held.

Generally, there are no federal tax consequences upon issuance of unvested stock. Shares of restricted stock awarded under the 2010 Plan are initially unvested. Each participant’s restricted stock bonus agreement details the conditions under which the stock vests, which is generally when the restrictions on the shares awarded lapse. When the restrictions lapse, the participant recognizes compensation income equal to the fair market value of the stock at the time of vesting, and the Company recognizes a corresponding compensation deduction. The participant’s tax basis in the stock equals the amount included in income, and the holding period for capital gains purposes begins at the time of vesting. Accordingly, the compensation event is held open until the time of vesting. If the stock appreciates from the time of grant to the time the stock vests, the participant will recognize ordinary compensation income when the stock vests that includes the full amount of the appreciation.

A participant may accelerate the compensation event to the time of issuance (as opposed to vesting) by filing a timely Section 83(b) election with the Internal Revenue Service. If a timely Section 83(b) election is filed, the participant recognizes compensation income equal to the fair market value of the stock at the time of issuance, and the Company recognizes a corresponding compensation deduction. The participant’s holding period begins at the time of issuance. There are no tax consequences when the stock vests. The participant’s basis in the stock is the amount, if any, paid for the shares, plus the amount of compensation income recognized by virtue of the Section 83(b) election.

Q:	What is the voting requirement to approve this proposal?

You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. Abstentions and broker non-votes will not affect the outcome of voting on this proposal. To be approved, the number of votes cast "FOR" approval of the amendment of the 2010 Plan must exceed the votes cast "AGAINST" approval of the amendment.

Q:	How does the Board of Directors recommend that I vote on this proposal?

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the 2010 Plan.

PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Item 4 on the Proxy Card)

Q:	What am I voting on?

You are being asked to vote on a proposal to ratify the selection of Grant Thornton LLP as our independent registered public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2014.  Grant Thornton LLP has acted as our independent registered public accountants since 2005, and the Audit Committee of the Board of Directors has recommended the reappointment of Grant Thornton LLP to serve as our fiscal 2014 accounting firm.

Q:	Will a representative of Grant Thornton LLP be present at the Annual Meeting?

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Q:	What is the voting requirement to approve this proposal?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.  If a broker or other nominee holds your shares in its name, the broker is permitted to vote your shares with respect to this proposal even if the broker does not receive voting instructions from you.  Abstentions will not affect the outcome of voting on this proposal.  To be approved, the number of votes cast “FOR” ratification of the selection of Grant Thornton LLP as our independent registered accountants must exceed the votes cast “AGAINST” ratification.

Q:	How will my shares be voted if I submit a proxy and do not make a specific choice with respect to this proposal?

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal 2014.

Q:	How does the Board of Directors recommend that I vote on this proposal?

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal 2014.

*  *  *

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of December 6, 2013, with respect to the beneficial ownership of the Company’s Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, by each director or nominee for director, by each named executive officer, and by all directors and executive officers as a group.  Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
James R. Brausen	9,816	*
John J. Ehren	118,086	1.9
Richard Lawrence	21,510	*
Stephen M. Pellegrino	70,679	1.1
John E. Pelo (2)	54,239	*
Michael L. Shannon (3)	31,787	*
Jeffrey T. Siegal	29,950	*
Charles H. Stonecipher (4)	36,929	*
Louis C. Vintro	79,506	1.3
Donald A. Washburn	56,629	*
Frank L.A. Zwerts	113,186	1.8
Ameriprise Financial, Inc. (5)	598,002	9.5
Columbia Management Investment Advisors, LLC 100 Federal Street Boston, MA 02110
Royce & Associates LLC (5)	662,943	10.6
745 Fifth Avenue New York, NY 10151
Rutabaga Capital Management LLC (5)	577,104	9.2
64 Broad Street Boston, MA 02109
Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (6)	375,433	6.0
C/O Chadbourne & Parke LLP 30 Rockefeller Plaza New York, NY 10112
All directors and executive officers as a group (11 persons)	670,406	10.7

_____________________
*Less than 1%

(1)	For the listed directors and officers, the amounts reported include shares of either or both service-based and performance-based restricted stock.

(2)	Includes options to purchase 10,000 shares.

(3)	Includes options to purchase 5,000 shares. 5,000 of Mr. Shannon’s shares are pledged as collateral in connection with a business loan.

(4)	Includes options to purchase 10,000 shares.

(5)	Information is based solely on Forms 13F for the quarter ended September 30, 2013.

(6)	Information is based solely on a Form 13G filed on February 14, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely on the Company’s review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), the Company believes that all of the Section 16(a) filing requirements applicable to such persons were complied with during fiscal 2013, except that the reports on the surrender of shares to pay taxes on December 17, 2012 by Stephen M. Pellegrino and on October 1, 2012 restricted stock grants awarded to John J. Ehren, Louis C. Vintro, Stephen M. Pellegrino, Michael L. Nichols, Steven R. Johnson and James R. Brausen were filed late. In addition, the initial Form 3 and subsequent Forms 4 filed by Frank L.A. Zwerts were filed late and mistakenly overstated the number of shares beneficially owned by Mr. Zwerts due to a mathematical error.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation

The Compensation and Management Development Committee of the Board of Directors is responsible for oversight and design of compensation programs for the Company’s senior management.  The Compensation Committee is composed only of independent, non-employee members of the Board of Directors.  The Compensation Committee, with input from the Board of Directors, is responsible for establishing performance goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluating his performance in light of those goals and objectives, and determining and approving his compensation based on this evaluation.  The Compensation Committee reviews and considers recommendations made by the President and Chief Executive Officer in determining the compensation of the other named executive officers.  Under the Compensation Committee Charter, the Compensation Committee is also charged with administering and granting awards under the Company’s stock incentive plans and cash incentive plans for senior executives. In practice, all decisions of the Compensation Committee are subject to review and approval of the Board of Directors.

At the 2013 Annual Meeting of the Shareholders, over 98% of the shares voted were voted to approve the fiscal 2012 compensation of the Company’s named executive officers.  The Compensation Committee and the full Board of Directors have reviewed the vote on the say-on-pay proposal received at the 2013 Annual Meeting and will take into account the results in establishing compensation for the named executive officers for fiscal 2014.  In response to the 2011 say-on-pay frequency vote, the Compensation Committee and Board of Directors determined to implement an annual say-on-pay advisory vote.

Background

The Compensation Committee makes every effort to ensure that the Company’s compensation program for senior management aligns the interests of senior management with the economic interests of shareholders and provides incentives to support the business strategy of the Company.  The Compensation Committee does not use peer data and surveys, or set compensation or any element of compensation to meet specific benchmarks or percentiles within any identified group.  The members of the Compensation Committee take into account their business experience, their experience from serving on other boards of directors, publicly available information from news sources, information from generally accessible databases, and broad-based third-party surveys containing information about companies of similar size in a variety of industries to obtain a general understanding of current compensation practices.  The Compensation Committee also benefits from experience gained from previous executive recruiting efforts involving the Company.  The Compensation Committee uses this information, together with recommendations from the President and Chief Executive Officer, to establish broad guidelines for total compensation for executives. The Compensation Committee has conducted an annual review of compensation for the named executive officers for fiscal 2013.

Compensation Philosophy and Objectives

The Compensation Committee has established the following compensation objectives for the Company’s named executive officers as important elements of its overall compensation philosophy:

Compensation should be related to performance. The Compensation Committee believes that the compensation paid to the named executive officers should be closely aligned with the performance of the Company on both a short-term and long-

term basis, with a material portion of an executive’s potential annual performance-based incentive compensation and long-term stock compensation at risk if Company and individual performance objectives are not achieved.

Compensation should serve to encourage executives to remain with the Company.  The Company’s executive compensation program components are designed to retain talented executives.  The Compensation Committee believes that continuity of employment is critical to achieving the Company’s strategic objectives and building shareholder value.  A significant element of the executive compensation program, therefore, is long-term stock incentive compensation awards that vest on a rolling basis over periods of several years.  As part of the retention objective, the Compensation Committee believes that compensation should include a meaningful stock component to further align the interests of senior management with the interests of our shareholders.

Compensation should be reasonable for our business, our locations and our long-term, multi-year approach to achieving sustainable growth.  The Compensation Committee believes that an appropriate compensation package will attract executives and motivate them to achieve the Company’s annual and long-term strategic objectives.  At the same time, the Committee believes that compensation should be set at reasonable and fiscally responsible levels.

Compensation should be managed to encourage innovation and appropriate levels of risk.  The Compensation Committee believes incentive compensation should be structured to discourage assumption of excessive short-term risk without constraining innovation and reasonable risk-taking.  To achieve this objective, the Compensation Committee believes the success of the Company over time will be more effectively assured by connecting a significant element of incentive compensation to longer-term Company performance.

General Process for Setting Compensation for Fiscal 2013

The Compensation Committee first determined the appropriate level of total compensation for each named executive officer and then determined the appropriate allocation among annual base cash compensation, annual performance-based cash incentive compensation and long-term stock incentive compensation.

The proportion of the executive’s overall compensation that is performance-based depends upon the executive’s level and area of responsibility.  As a result of the Company’s emphasis on incentive compensation, base salary for fiscal 2013 generally represented approximately one-third of each executive’s total potential compensation. For fiscal 2013, the Compensation Committee weighted each executive’s total compensation opportunity toward incentive compensation tied to the Company’s performance by allocating approximately one-third of the executive's total potential compensation to annual performance-based cash compensation and approximately one-third to long-term stock incentive compensation. For fiscal 2013, each executive was awarded a restricted stock grant and an annual performance-based cash compensation award each valued at between 60% and 100% of their fiscal 2013 base salary.

When the Company does not achieve satisfactory financial results, the compensation that can be realized by the Company’s executives may be substantially reduced.  When the Company’s performance exceeds financial expectations or its stock price appreciates, the compensation that can be realized by the Company’s executives may be substantially increased.  The Compensation Committee believes that this is the most effective means of aligning executive incentives with shareholder interests.  The Compensation Committee evaluates the levels and the maximum amounts of such payouts in relation to the Company’s overall financial performance.

Elements of Compensation for Fiscal 2013

The compensation program for named executive officers consists of (i) annual base cash compensation, (ii) annual performance-based cash incentive compensation, (iii) long-term stock incentive compensation, and (iv) other executive benefits.  A discussion of each element follows:

Annual Base Cash Compensation

The Company provided the named executive officers in fiscal 2013 with annual base cash compensation (“base salary”) at levels which in general were approximately 50% of the executive’s potential total annual cash compensation.  Base salary is a fixed, cash component of overall compensation, which is reviewed and may be adjusted periodically based on a variety of factors, including executive performance, Company performance, general economic conditions and the subjective business judgment and general business experience of the members of the Compensation Committee.  Base salary ranges for named executive officers are designed to account for varying responsibilities, experience and performance levels.

Annual Performance-Based Incentive Cash Compensation

The Company's annual performance-based incentive cash compensation program is designed to tie executive compensation to the Company's performance. For fiscal 2013, the Compensation Committee approved the performance-based incentive cash compensation program for certain executives subject to the achievement by the Company of a final reported operating income of $3.27 million, net of incentive compensation. The targeted cash compensation for each executive for fiscal 2013 varied from 60% to 100% of their base salary. The executives were eligible to earn from 0% to 100% of their targeted cash compensation for performance greater than the minimum threshold, but only after all non-management cash incentive compensation and a portion of the management and sales incentive compensation was paid to other Company employees. For fiscal 2013, the Company achieved certain operating income goals and as a result each participant earned 75% of their targeted cash compensation pursuant to the annual performance-based cash compensation program.

Long-Term Stock Incentive Compensation

The Compensation Committee believes that incentives tied to stock ownership by executive officers are the most important component of total compensation.  The Compensation Committee uses grants of restricted stock as part of the Company’s overall incentive compensation to align the interests of executive officers with those of the Company’s shareholders.  All named executive officers participate in the restricted stock awards.  The stock is restricted in that if the criteria for retention of the shares awarded are not achieved, the shares are forfeited and canceled.  The restrictions lapse if the criteria for unrestricted ownership are achieved.

In fiscal 2013, the Company awarded to each named executive officer restricted stock awards, the restrictions on which lapse upon the achievement of certain criteria, including continued employment with the Company through September 30, 2015 and Company and individual performance objectives. The Compensation Committee determined that the first part of this element should be continued employment to retain talented executives and encourage executives to remain with the Company. In fiscal 2013, the Company awarded each executive shares of restricted stock subject to continued employment-based vesting requirements. The lapse of restrictions on the award is contingent upon continued employment over a three-year period and such shares will become vested in one-third increments each year beginning October 1, 2013.

The second part of this element was based on the Company achieving performance goals relating to EBITDA, cash flow from operations and an individual incentive plan designed to reward achievement of quantitative goals within each executive's area of responsibility. Company performance objectives constitute three-fourths of the performance determination. The individual performance objectives included goals related to cash flow, gross margin dollars, reduction of warranty expense, and Company order growth. Individual performance objectives constitute one-fourth of the performance determination. All named executive officers participated in this element of compensation in fiscal 2013, although each officer did not necessarily participate in each goal. In fiscal 2013, the Company awarded each executive shares of restricted stock subject to performance-based vesting requirements. The Company did not grant any other performance-based  restricted stock awards in fiscal 2013.

Other Executive Benefits

The policy of the Company is not to provide material perquisites to its named executive officers.  Executive officers are eligible to participate in the Company’s 401(k) plan and Restated 1996 Employee Stock Purchase Plan, and receive similar health, dental and insurance benefits as are available to other employees of the Company.

Analysis of Specific Compensation Determinations

John J. Ehren.  For fiscal 2013, Mr. Ehren served as the President and Chief Executive Officer. In determining the compensation for Mr. Ehren, the Compensation Committee considered the factors described above under “Annual Base Salary Compensation” and in addition further evaluated the Company's performance and Mr. Ehren's performance. Mr. Ehren's annual base salary was continued at $300,000.

Under the annual performance-based incentive cash compensation program, Mr. Ehren's incentive compensation target was based on the Company achieving a minimum final reported operating income of $3.27 million, net of incentive compensation for fiscal 2013. Mr. Ehren's target incentive cash compensation was 100% of his base salary, or $300,000. If the operating income threshold was met, Mr. Ehren could have earned from 0% to a maximum of 100% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2013, the Company reached its operating income threshold, and Mr. Ehren received a performance-based cash incentive payout of $225,000.

In fiscal 2013, the Company awarded grants of long-term performance-based restricted stock subject to achievement of pre-determined performance goals and continued employment.  Under this grant, Mr. Ehren was awarded 31,218 shares, which was equal to 100% of Mr. Ehren’s base salary on October 1, 2012 based on the 10-day average fair value of $9.61 per share.  If certain pre-determined targeted performance goals were met or exceeded, Mr. Ehren would earn 20,916 shares, which represents 67% percent of the total awarded restricted stock. The restrictions on these shares will lapse on September 30, 2015 subject to Mr. Ehren’s continued employment and the achievement of individual performance objectives. The individual performance objectives are: (i) the Company achieving a pre-determined EBITDA objective as determined from the Company's audited financial statements for the year ended September 30, 2015; (ii) the Company achieving a pre-determined cash flow from operations objective as determined from the Company's audited financial statements for the year ended September 30, 2015; and (iii) at the discretion of the Compensation Committee of the Company. The remaining 10,302 shares, which represent 33% of the total restricted stock award, are subject to continued employment-based vesting requirements. The lapse of restrictions on the continued employment portion of the award is contingent upon Mr. Ehren's continued employment over a three-year period and will vest in one-third increments annually beginning September 30, 2013.

Jeffrey T. Siegal.  Mr. Siegal was appointed Vice President and Chief Financial Officer on April 15, 2013. In determining the compensation for Mr. Siegal, the Compensation Committee considered the factors described above under “Annual Base Salary Compensation” and set his annual base salary at $200,000.

Under the annual performance-based incentive cash compensation program, Mr. Siegal's incentive compensation target was based on the Company achieving a minimum final reported operating income of $3.27 million, net of incentive compensation for fiscal 2013. Mr. Siegal's target incentive cash compensation was 50% of his base salary, or $100,000. If the operating income threshold was met, Mr. Siegal could have earned from 0% to a maximum of 100% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2013, the Company reached its operating income threshold, and Mr. Siegal received a performance-based cash incentive payout of $75,000.

In fiscal 2013, the Company awarded grants of long-term performance-based restricted stock subject to achievement of pre-determined performance goals and continued employment.  Under this grant, Mr. Siegal was awarded 15,937 shares, which was equal to 100% of Mr. Siegal’s base salary on April 15, 2013 based on the grant date fair value of $12.55 per share.  If certain pre-determined targeted performance goals are met or exceeded, Mr. Siegal would earn 10,678 shares, which represents 67% percent of the total awarded restricted stock. The restrictions on these shares will lapse on September 30, 2015 subject to Mr. Siegal’s continued employment and the achievement of individual performance objectives. The individual performance objectives are: (i) the Company achieving a pre-determined EBITDA objective as determined from the Company's audited financial statements for the year ended September 30, 2015; (ii) the Company achieving a pre-determined cash flow from operations objective as determined from the Company's audited financial statements for the year ended September 30, 2015; and (iii) at the discretion of the Compensation Committee of the Company. The remaining 5,259 shares, which represent 33% of the total restricted stock award, are subject to continued employment-based vesting requirements. The lapse of restrictions on the continued employment portion of the award is contingent upon Mr. Siegal's continued employment over a three-year period and will vest in one-third increments annually beginning September 30, 2013.

James R. Brausen. Mr. Brausen served as the Company’s Principal Financial Officer through May 9, 2013 and as the Principal Accounting Officer and Corporate Controller through June 19, 2013. Mr. Brausen did not participate in the same compensation plans as the other named executive officers.  Mr. Brausen’s compensation was determined by the Chief Executive Officer and included a base salary and participation in the Company's management incentive plan and the Company’s long-term incentive plan.  For fiscal 2013, Mr. Brausen’s annual base salary was continued at $165,000.

Under the management incentive plan, Mr. Brausen's incentive compensation goals relied entirely on the Company reaching it's net operating income goals and continued employment. Mr. Brausen's target incentive compensation was 40% of base salary, or $66,000. Mr. Brausen's employment with the Company terminated on June 19, 2013; therefore, Mr. Brausen did not receive a management incentive payout.

In fiscal 2013, the Company awarded grants of long-term performance-based restricted stock subject to achievement of pre-determined performance goals and continued employment.  Under this grant, Mr. Brausen was awarded 6,868 shares, which was equal to 40% of Mr. Brausen’s base salary on October 1, 2012 based on the 10-day average fair value of $9.61 per share.  If certain pre-determined targeted performance goals were met or exceeded, Mr. Brausen would earn 4,602 shares, which represents 67% percent of the total awarded restricted stock. Mr. Brausen's employment with the Company terminated on June 19, 2013; therefore, these shares were forfeited and canceled. The remaining 2,266 shares, which represent 33% of the total restricted stock award, were subject to continued employment-based vesting requirements. As stipulated in Mr. Brausen's separation agreement, one-third of the continued employment-based shares awarded that were to lapse on September 30, 2013 were accelerated and the remaining shares were forfeited and canceled.

Louis C. Vintro.  In determining the compensation for Dr. Vintro, Senior Vice President of Business Development and Global Operations, for fiscal 2013, the Compensation Committee considered the factors described above under “Annual Base Salary Compensation” and continued Dr. Vintro’s annual base salary at $230,000.

Under the annual performance-based incentive cash compensation program, Dr. Vintro's incentive compensation target was based on the Company achieving a minimum final reported operating income of $3.27 million, net of incentive compensation for fiscal 2013. Dr. Vintro's target incentive cash compensation was 100% of his base salary, or $230,000. If the operating income threshold was met, Dr. Vintro could have earned from 0% to a maximum of 100% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2013, the Company reached its operating income threshold, and Dr. Vintro received a performance-based cash incentive payout of $172,500.

In fiscal 2013, the Company awarded grants of long-term performance-based restricted stock subject to achievement of pre-determined performance goals and continued employment.  Under this grant, Dr. Vintro was awarded 23,934 shares, which was equal to 100% of Dr. Vintro’s base salary on October 1, 2012 based on the10-day average fair value of $9.61 per share.  If certain pre-determined targeted performance goals are met or exceeded, Dr. Vintro would earn 16,036 shares, which represents 67% percent of the total awarded restricted stock. The restrictions on these shares will lapse on September 30, 2015 subject to Dr. Vintro’s continued employment and the achievement of individual performance objectives. The individual performance objectives as determined from the Company's audited financial statements for the year ended September 30, 2015 are: (i) the Company achieving a pre-determined EBITDA objective; (ii) the Company achieving a pre-determined cash flow from operations objective; and (iii) the Company achieving a pre-determined gross margin dollar growth objective. The remaining 7,898 shares, which represent 33% of the total restricted stock award, are subject to continued employment-based vesting requirements. The lapse of restrictions on the continued employment portion of the award is contingent upon Dr. Vintro's continued employment over a three-year period and will vest in one-third increments annually beginning September 30, 2013.

Stephen M Pellegrino.  In fiscal 2013, Mr. Pellegrino served as Vice President of Sales. In determining the compensation for Mr. Pellegrino, the Compensation Committee considered the factors described above under “Annual Base Salary Compensation” and continued Mr. Pellegrino’s annual base salary at $200,000.

Under the annual performance-based incentive cash compensation program, Mr. Pellegrino’s incentive compensation target was based on the Company achieving a minimum final reported operating income of $3.27 million, net of incentive compensation for fiscal 2013. Mr. Pellegrino’s target incentive cash compensation was 100% of his base salary or $200,000. If the operating income threshold was met, Mr. Pellegrino could have earned from 0% to a maximum of 100% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2013, the Company reached its operating income threshold, and Mr. Pellegrino received a performance-based cash incentive payout of $150,000.

In fiscal 2013, the Company awarded grants of long-term performance-based restricted stock subject to achievement of pre-determined performance goals and continued employment.  Under this grant, Mr. Pellegrino was awarded 20,812 shares, which was equal to 100% of Mr. Pellegrino’s base salary on October 1, 2012 based on the10-day average fair value of $9.61 per share.  If certain pre-determined targeted performance goals are met or exceeded, Mr. Pellegrino would earn 13,944 shares, which represents 67% percent of the total awarded restricted stock. The restrictions on these shares will lapse on September 30, 2015 subject to Mr. Pellegrino’s continued employment and the achievement of individual performance objectives. The individual performance objectives as determined from the Company's audited financial statements for the year ended September 30, 2015 are: (i) the Company achieving a pre-determined EBITDA objective; (ii) the Company achieving a pre-determined cash flow from operations objective; and (iii) the Company achieving a pre-determined order dollar growth objective. The remaining 6,868 shares, which represent 33% of the total restricted stock award, are subject to continued employment-based vesting requirements. The lapse of restrictions on the continued employment portion of the award is contingent upon Mr. Pellegrino's continued employment over a three-year period and will vest in 33% increments annually beginning September 30, 2013.

Frank L.A. Zwerts.  In determining the compensation for Mr. Zwerts, Chief Strategy Officer and President of EMEIA, for fiscal 2013, the Compensation Committee considered the factors described above under “Annual Base Salary Compensation” and set Mr. Zwerts' annual base salary at 180,000 Euro, or approximately $230,000.

Under the annual performance-based incentive cash compensation program, Mr. Zwerts' incentive compensation target was based on the Company achieving a minimum final reported operating income of $3.27 million, net of incentive compensation for fiscal 2013. Mr. Zwerts' target incentive cash compensation was 75% of his base salary, or $172,500. If the operating income threshold was met, Mr. Zwerts could have earned from 0% to a maximum of 100% of his target incentive cash compensation based on final reported operating income in a linear relationship from the threshold operating income. For fiscal 2013, the Company reached its operating income threshold, and Mr. Zwerts received a performance-based cash incentive payout of 100,124 Euro or approximately $134,167.

In fiscal 2013, the Company awarded Mr. Zwerts 17,500 shares of restricted stock subject to continued employment-based vesting requirements. The lapse of restrictions on the award is contingent upon his continued employment over a three-year period and such shares will become vested in 25%, 25% and 50% increments each year beginning February 28, 2014.

In fiscal 2013, the Company awarded grants of long-term performance-based restricted stock subject to achievement of pre-determined performance goals and continued employment.  Under this grant, Mr. Zwerts was awarded 19,644 shares, which was equal to 100% of Mr. Zwerts' base salary on March 1, 2013 based on the grant date fair value of $11.78 per share.  If certain pre-determined targeted performance goals are met or exceeded, Mr. Zwerts would earn 13,161 shares, which represents 67% percent of the total awarded restricted stock. The restrictions on these shares will lapse on September 30, 2015 subject to Mr. Zwert's continued employment and the achievement of individual performance objectives. The individual performance objectives as determined from the Company's audited financial statements for the year ended September 30, 2015 are: (i) the Company achieving a pre-determined EBITDA objective; (ii) the Company achieving a pre-determined cash flow from operations objective; and (iii) the Company achieving a pre-determined order dollar growth objective. The remaining 6,483 shares, which represent 33% of the total restricted stock award, are subject to continued employment-based vesting requirements. The lapse of restrictions on the continued employment portion of the award is contingent upon Mr. Zwerts' continued employment over a three-year period and will vest in 33% increments annually beginning September 30, 2013.

Other Compensation Matters

Change in Control and Severance Arrangements

The Company has no employment agreements with its named executive officers and has no policy with respect to change in control and severance arrangements for such officers; provided, however, the restricted stock agreements with the named executive officers provide that some or all of the restrictions on such shares may be terminated in the discretion of the Compensation Committee in the event of a change of control.  In the event of such terminations, the estimated range of value of the lapse of such restrictions on September 30, 2013 with respect to the restricted shares held by the named executive officers would be as follows:  Mr. Ehren, $0 - $855,517; Mr. Siegal, $0 - $219,931; Dr. Vintro, $0 - $759,193; Mr. Pellegrino $0 - $695,203; and Mr. Zwerts, $0 - $512,587.  Other benefits, such as medical benefits, may be extended to the named executive officers in the discretion of the Compensation Committee.

Risks Arising from the Company’s Compensation Policies and Practices

The Compensation Committee oversees risks related to the Company’s compensation programs and policies and reviews management’s periodic reports on such risks.  The Compensation Committee has developed a framework to assess the specific risks associated with the Company’s compensation programs.  The framework was designed to evaluate the key elements of the Company’s compensation programs to determine whether such programs could reasonably be expected to have or create a material adverse effect on the Company.  As part of this framework, the Company’s pay philosophy, incentive plan designs, performance metrics and pay plan governance process are evaluated on an annual basis.  Based on the results of the assessment with respect to fiscal 2013, management and the Compensation Committee, with the assistance of the Company’s legal advisors, and in collaboration with the Audit Committee, concluded that any risks associated with the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that a publicly-held company may not deduct compensation paid to certain of its senior executive officers to the extent such compensation exceeds $1,000,000 per officer in any year.  However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.”  The Company’s 2003 Restated Employees’ Stock Incentive Plan and the 2010 Plan, both of which were approved by the Company’s shareholders, allow performance-based awards of restricted stock to be granted with certain performance criteria.  The approval by the shareholders meets one of the criteria the IRS requires for the Company to be able to exempt compensation attributed to performance-based awards of restricted stock from the limitations of Section 162(m) on tax deductible compensation expense.  The Company did not pay any compensation during fiscal 2013 that would be subject to the limitations set forth in Section 162(m) and, therefore, all compensation paid to executives was deductible for tax purposes.

Stock Ownership Guidelines

As noted above, part of the Compensation Committee’s compensation philosophy is to align the interests of its named executive officers with those of the Company’s shareholders.  The Board of Directors has adopted stock ownership guidelines that will result in an increasingly higher level of stock ownership by executives as their length of service, and expected value to the Company, increases over time.  The stock ownership guidelines call for total shares held by the executive to be not less than 33% of the total vested shares issued to the executive under equity-based compensation programs during the period of employment with the Company.  In addition, beginning October 2009, 50% of all restricted shares awarded and earned as compensation must be held by the executive for a minimum of three years after the restrictions on the shares lapse before they may be transferred.  In the event of any termination of employment, all vested shares then held by the executive that are subject to the three-year holding requirement will be released from that restriction on transfer six months following the date of termination of employment or sooner upon approval of the Board of Directors.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the Securities and Exchange Commision’s rules requiring disclosure of certain relationships and related-party transactions since the beginning of fiscal 2013.  None of the Company’s executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, the executive officers of which served as director or member of the Compensation Committee of the Company during the fiscal year ended September 30, 2013.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference into future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement.  Based on that review and discussion, the Compensation and Management Development Committee has recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement for the 2014 Annual Meeting and its incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Submitted on December 17, 2013 by the Compensation and Management Development Committee of the Board.

Respectfully,

Michael L. Shannon, Chairman
Richard Lawrence
Donald A. Washburn

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid to Certain Executive Officers

The following table sets forth the compensation earned by our chief executive officer, chief financial officer, principal financial officer and our three other most highly compensated officers, constituting our named executive officers, during the last fiscal year for services rendered in all capacities to the Company, for Messrs. Ehren and Brausen for the three fiscal years ended September 30, 2013 and for Messrs. Vintro and Pellegrino for the two fiscal years ended September 30, 2013.

SUMMARY COMPENSATION TABLE – FISCAL 2013

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation (5) ($)	Total ($)
John J. Ehren ...............	2013	299,998	99,002	225,000	(2)	23,091	647,091
President and Chief Executive Officer	2012	263,654	0	0	(3)	11,609	275,263
	2011	230,006	0	—		10,834	240,840

Jeffrey T. Siegal ...........	2013	84,615	66,000	75,000	(2)	20,019	245,634
Vice President and Chief Financial Officer

James R. Brausen ........	2013	126,928	21,776	0	(2)	100,574	249,278
Former Corporate Controller, Principal Financial Officer and Principal Accounting Officer	2012	165,006	39,210	0	(3)	7,813	212,029
	2011	165,006	26,910	—		9,432	201,348

Louis C. Vintro ............	2013	230,006	115,003	172,500	(2)	29,488	546,997
Senior Vice President of New Products and Business Development	2012	206,121	229,425	0	(3)	28,859	464,405

Stephen M. Pellegrino .	2013	199,992	66,001	150,000	(2)	8,244	424,237
Senior Vice President of Global Sales	2012	187,685	229,425	0	(3)	8,238	425,348

Frank L.A. Zwerts ......	2013	135,984	290,045	134,167	(2)	—	560,196
Chief Strategy Officer and President of EMEIA

_________________

(1)
The amounts reported in this column represent both service-based and performance-based awards. The amounts reported represent the full grant date fair values for service-based awards granted to the named executive officers in the applicable fiscal year.  These amounts were computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and do not correspond to the actual value that may be realized by the named executive officers.   All performance-based stock awards granted in the fiscal years reported in this column are reported at a $0 value as at the time of grant it was estimated that it was less than probable the related performance goals would be achieved with the exception of 4,069 shares awarded to Dr. Vintro in fiscal 2013 at a fair market value of $39,103.  The maximum possible outcome for Mr. Ehren related to performance-based awards was $201,000, $460,000, and $230,009 in fiscal 2013, 2012, and 2011, respectively.  The maximum possible outcome for Mr. Siegal related to performance-based awards was $134,000 in fiscal 2013. The maximum possible outcome for Mr. Brausen related to performance-based awards was $44,225 in fiscal

2013. The maximum possible outcome for Dr. Vintro related to performance-based awards was $154,100 and $460,000 in fiscal 2013 and 2012, respectively. The maximum possible outcome for Mr. Pellegrino related to performance-based awards was $134,000 and $352,400 in fiscal 2013 and 2012, respectively. The maximum possible outcome for Mr. Zwerts related to performance-based awards was $155,037 in fiscal 2013.

(2)
The amounts for fiscal 2013 reflect the cash awards earned by the named executive officers under individual incentive plans as further described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)
All performance-based non-equity incentive plan awards granted in fiscal 2012 are reported at a $0 value as at the time of grant it was estimated that it was less than probable that the related performance goals would be achieved. None of the performance-based non-equity incentive plan awards awarded in 2012 were earned and no payouts were made pursuant to such awards because the Company's minimum operating income threshold was not met.

(4)	The table below discloses the components of the amounts included for each named executive officer under the "All Other Compensation" column in the Summary Compensation Table for fiscal 2013.

Name	Fiscal Year	Term Life Insurance Premium ($)	Profit Sharing & 401(k) Plan Contributions ($)	Severance (a) ($)	Vacation Paid Upon Termination ($)	Vacation Purchase (b) ($)	Other ($)		Total ($)
John J. Ehren	2013	391	11,162	—	—	11,538	—		23,091
Jeffrey T. Siegal	2013	19	—	—	—	—	20,000	(c)	20,019
James R. Brausen	2013	343	6,118	70,000	24,113	—	—		100,574
Louis C. Vintro	2013	288	9,200	—	—	—	20,000	(d)	29,488
Stephen M. Pellegrino	2013	244	8,000	—	—	—	—		8,244
Frank L.A. Zwerts	2013	—	—	—	—	—	—		—
____________________________

(a)	Mr. Brausen's employment with the Company terminated on June 19, 2013.

(b)	Pursuant to established Company employment policies, Mr. Ehren sold back to the Company a portion of his unused vacation.

(c)	Pursuant to Mr. Siegal's employment offer, he received a lump sum relocation bonus.

(d)	Pursuant to Dr. Vintro's employment offer, he receives an annual lump sum payment which is intended as a partial reimbursement of travel expenses.

The following table provides information for fiscal 2013 with respect to incentive plan awards that were granted to each of our named executive officers.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2013

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#) (1)	Target (#) (1)	Maximum (#) (1)
John J. Ehren	10/1/2012	$0	—	$300,000 (2)	—	20,916	—	10,302 (3)	$99,002 (3)

Jeffrey T. Siegal	4/15/2013	$0	—	$100,000 (2)	—	10,678	—	5,259 (3)	$66,000 (3)

James R. Brausen	10/1/2012	$0	—	$66,000 (4)	—	4,602	—	2,266 (3)	$21,776 (3)

Louis C. Vintro	10/1/2012	$0	—	$230,000 (2)	—	16,036	—	7,878 (3)	$75,900 (3)

Stephen. M. Pellegrino	10/1/2012	$0	—	$200,000 (2)	—	13,944	—	6,868 (3)	$66,001 (3)

Frank L.A Zwerts	3/1/2013	$0	—	$172,500 (2)	—	13,161	—	6,483 (3)	$76,370 (3)
	3/1/2013	—	—	—				17,500 (5)	$213,675 (5)
_________________

(1)
The restrictions on these performance-based restricted stock awards lapse on September 30, 2015 based on the achievement of certain Company and individual performance objectives for fiscal years 2013, 2014 and 2015, subject to continued employment with the Company though September 30, 2015.  The estimated awards listed in these columns are not subject to thresholds or maximums. See “Compensation Discussion and Analysis – Analysis of Specific Compensation Determinations” for an explanation of the calculations.

(2)
These named executive officers participated in the Company's annual performance-based incentive cash compensation program in fiscal 2013 and could earn from 50% to 100% of their base salary. Subject to the achievement by the Company of a final reported operating income of $3.27 million, net of incentive compensation for fiscal 2013, participants could earn from 0% to 100% of their target cash compensation for performance greater than threshold in a linear relationship from the threshold operating income. The dollar figures in the table above represent the threshold and maximum amount payable to each participant. The Company achieved a portion of its operating income goals for 2013 and the following annual performance-based incentive compensation was paid: Mr. Ehren - $225,000; Mr. Siegal - $75,000; Dr. Vintro - $172,500: Mr. Pellegrino - $150,000; and Mr. Zwerts - $134,167.

(3)
These service-based restricted stock awards were granted under the Company’s long-term incentive compensation program and will vest 33% on October 1, 2013, 33% on October 1, 2014 and 33% on October 1, 2015, subject to continued employment with the Company on the applicable vesting date.

(4)
Mr. Brausen participated in the Company's management incentive plan in fiscal 2013. The dollar figures in the table represent the threshold and maximum amounts payable to Mr. Brausen subject to the achievement of Company performance objectives and to Mr. Brausen's continued employment. Mr. Brausen's employment with the Company terminated on June 19, 2013; therefore, Mr. Brausen received no payout.

(5)
This service-based restricted stock award was granted to Mr. Zwerts under the 2010 Plan and will vest 25% on February 28, 2014, 25% on February 28, 2015 and 50% on February 28, 2016, subject to continued employment with the Company on the applicable vesting date.

Outstanding Equity Awards

None of the named executive officers has ever been granted stock options.  The following table reflects previously granted and outstanding restricted stock awards.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

Stock Awards
Name	Grant date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) *	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: payout value of unearned shares, units, or other rights that have not vested ($) *
John J. Ehren	2/11/2011	—		—	12,821	(1)	$176,930
	10/3/2011	—		—	17,955	(2)	$247,779
	10/01/2012	—		—	20,916	(3)	$288,641
	10/01/2012	10,302	(4)	$142,168	—		—

Jeffrey T. Siegal	4/15/2013			—	10,678	(3)	$147,356
	4/15/2013	5,259	(4)	$72,574			—

James R. Brausen		—		—	—		—

Louis C. Vintro	10/26/2011	—		—	17,955	(2)	$247,779
	2/8/2012	13,125	(5)	$181,125	—		—
	10/01/2012	—		—	16,036	(3)	$221,297
	10/01/2012	7,898	(4)	$108,992	—		—

Stephen M. Pellegrino	2/11/2011	3,000	(6)	$41,400	—		—
	2/8/2012	—		—	13,440	(2)	$185,472
	2/8/2012	13,125	(5)	$181,125	—		—
	10/01/2012	—		—	13,944	(3)	$192,427
	10/01/2012	6,868	(4)	$94,778	—		—
				—			—
Frank L.A. Zwerts	3/01/2013	17,500	(7)	$241,500	—		—
	3/01/2013	—		—	13,161	(3)	$181,622
	3/01/2013	6,483	(4)	$89,465	—		—

*
The market value of the restricted stock awards as to which restrictions have not lapsed is calculated by multiplying the number of shares by the closing price per share of the Company’s common stock on September 30, 2013, which was $13.80.

_________________

(1)	Restrictions lapsed on December 16, 2013 based on continued employment and the achievement of certain performance criteria.

(2)	Restrictions lapse on December 16, 2014 based on continued employment and the achievement of certain performance criteria.

(3)	Restrictions lapse on September 30, 2015 based on continued employment and the achievement of certain performance criteria.

(4)	Restrictions lapsed on one-third of total shares on October 1, 2013 and lapse on October 1, 2014 and October 1, 2015, respectively, based on continued employment.

(5)	Restrictions lapse on 4,375 shares on February 8, 2014 and lapse on 8,750 shares on February 8, 2015.

(6)	Restrictions lapsed on December 16, 2013 based on continued employment.

(7)	Restrictions lapse on 4,375 shares on February 28, 2014, lapse on 4,375 shares on February 28, 2015 and lapse on 8,750 shares on February 28, 2016.

Stock Options Granted to Certain Executive Officers during Fiscal 2013

During fiscal 2013, no options for the purchase of the Company's Common Stock were awarded to the Company's named executive officers.

Vested Stock Awards during Fiscal 2013

The following table shows the lapse of restrictions on shares of restricted stock held by each of the named executive officers during fiscal 2013 along with the aggregate dollar value realized on such lapse based on the market price of the Company’s common stock on the date of the lapse of restrictions.

OPTION EXERCISES AND STOCK VESTED – FISCAL 2013

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John J. Ehren	24,402	$240,470
Jeffrey T. Siegal	—	—
James R. Brausen	4,658	$62,964
Louis C. Vintro	4,375	$53,288
Stephen M. Pellegrino	5,575	$65,696
Frank L.A. Zwerts	—	—

Equity Compensation Plan Information

The following table provides information as of September 30, 2013 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders
2010 Equity Incentive Plan	57,781	(4)	—	127,819	(2) (3)
2003 Restated Employees’ Stock Incentive Plan	25,000		$12.32	34,593	(2) (3)
Restated 1996 Employee Stock Purchase Plan	—		—	357,769
Equity Compensation Plans Not Approved by Shareholders	—		—	—
Total	82,781		$12.32	520,181
_________________

(1)	Excluding securities to be issued upon exercise of outstanding options.

(2)	The number of securities remaining may be used for issuance of either options or restricted stock.

(3)	The number of securities remaining has been reduced by awards granted under the plans subsequent to September 30, 2013 through the December 6, 2013 record date.

(4)	Consists of performance-based restricted shares reserved for issuance if certain maximum performance targets are achieved.

AUDIT COMMITTEE REPORT AND OTHER RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, the Securities and Exchange Commission or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into future filings with the Securities and Exchange Commission except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors comprises three non-employee directors who meet the independence standards of the NASDAQ Global Market.  The members of the Audit Committee are John E. Pelo, Chairman, Charles H. Stonecipher and Richard Lawrence.  The Board has determined that Mr. Pelo qualifies as an "audit committee financial expert" under federal securities laws. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.key.net.  Among other things, the Audit Committee recommends to the Board of Directors the selection of the Company's independent registered public accountants.  The Audit Committee has adopted a policy for the pre-approval of services provided by the public accountants.

Management is responsible for the Company's internal controls and the financial reporting process.  The Company's public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the public accountants of the Company.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements separately with management and the Company's public accountants.  The public accountants presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380, Communication with Audit Committees, and Rule 2-07 of Securities and Exchange Commission Regulation S-X.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.  The Audit Committee discussed with the Company's public accountants that firm's independence and considered whether the non-audit services provided by the Company's public accountants were compatible with maintaining the independence of such public accountants.

Based upon the Audit Committee's discussion with management and the public accountants and the Audit Committee's review of the representations of management and the report of the public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the Securities and Exchange Commission.  The Audit Committee also recommended the reappointment for fiscal 2014, subject to shareholder approval, of the Company's independent registered public accounting firm, and the Board of Directors concurred in such recommendation.

For fiscal 2013, management completed the documentation, testing, and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the Company's public accountants. At the conclusion of the process, management provided the Audit Committee with a report on management's assessment of the effectiveness of internal control over financial reporting, and the Company’s public accountants provided the Audit Committee with their related report.

In compliance with the Sarbanes-Oxley Act, the Audit Committee has established procedures for receipt, retention, and treatment of complaints for confidential, anonymous reporting of employee concerns with regard to accounting controls or auditing matters.

Submitted on December 17, 2013 by the Audit Committee of the Board of Directors.

Respectfully,

John E. Pelo, Chairman
Charles H. Stonecipher
Richard Lawrence

FEES PAID TO GRANT THORNTON LLP

The following table shows the fees paid by the Company for the audit and other services provided by Grant Thornton LLP for fiscal years 2013 and 2012, respectively.

	FY 2013	FY 2012
Audit Fees	$509,076	$467,768
Audit-related Fees	$147,142	—
Tax Fees	$1,260	$23,548
All Other Fees	—	—
Totals	$657,478	$491,316

“Audit Fees” include the aggregate fees billed by the auditor for the audit of the company’s financial statements and internal control over financial reporting, the review of interim financial information, and the fees for services that generally only the auditor can provide, such as comfort letters, statutory audits, consents and review of documents filed with the SEC.

“Audit-Related Fees” includes fees for services traditionally performed by the auditor, such as audits of employee benefit plans, accounting consultations and audits in connection with acquisitions, due diligence related to mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation, operational audits, and consultations concerning financial accounting and reporting standards.

“Tax Fees” include all services performed by tax department personnel, except for those services related to the audit, such as tax compliance, tax planning, and tax consulting services.

All of the services described above were approved by the Audit Committee.

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm.  The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  The policy provides for specific types of permitted services.  The policy requires specific pre-approval of all permitted services.  The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence.  The policy delegates to a designated member the authority to address any requests for pre-approval of services between Audit Committee meetings, and the designated member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The policy prohibits the Audit Committee from delegating to management the Audit Committee's responsibility to pre-approve permitted services of the independent registered public accounting firm.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the 2014 Annual Meeting of Shareholders.  However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the Annual Meeting.

Shareholders may only bring business before an Annual Meeting if the shareholder proceeds in compliance with the Company's Amended and Restated Bylaws, effective May 13, 2009.  For business to be properly brought before the 2014 Annual Meeting by a shareholder, notice of the proposed business must have been received by the Secretary of the Company at the Company’s principal executive office in writing on or before the close of business on September 5, 2013.  The presiding officer at any Annual Meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions.  If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.

It is important that your shares be represented at the meeting.  Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

A copy of the Company's 2013 Annual Report on Form 10-K is available on the Company’s website at www.key.net and to shareholders without charge upon request to: Investor Relations, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington  99362.

By order of the Board of Directors,

Ronald L. Greenman
Secretary

Dated:  January 2, 2014

APPENDIX A

KEY TECHNOLOGY, INC.

Amendment No. 1
to
2010 Equity Incentive Plan

Pursuant to Section 12.2 of the 2010 Equity Incentive Plan (the "2010 Plan") of Key Technology, Inc. (the "Company"), the Board of Directors of the Company has amended the 2010 Plan as follows:

1.
Increase in Shares Reserved. Section 3.1 of the 2010 Plan is amended to increase the maximum aggregate number of Shares of common stock reserved and available for issuance under the Plan from 500,000 to 850,000.

2.
Effective Date. This Amendment No. 1 shall be effective as of the date of approval by the Board of Directors, subject to approval by the shareholders of the Company. Except as hereby amended, the 2010 Plan shall remain in full force and effect.

Approved by the Board of Directors November 13, 2013.

ANNUAL MEETING OF SHAREHOLDERS OF

KEY TECHNOLOGY, INC.

February 5, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.proxydocs.com/ktec

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330303000000000000 7 020514

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. PROPOSAL TO ELECT JOHN J. EHREN AND RICHARD LAWRENCE TO A THREE-YEAR TERM, AND FRANK L. A. ZWERTS TO A TWO-YEAR TERM, AS DIRECTOR.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ JOHN J. EHREN
- ○ RICHARD LAWRENCE
- ○ FRANK L. A. ZWERTS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO CONSIDER ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
3. PROPOSAL TO AMEND THE COMPANY'S 2010 EQUITY INCENTIVE PLAN TO AUTHORIZE ADDITIONAL SHARES.	☐	☐	☐
4. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2014 FISCAL YEAR.	☐	☐	☐

The shares represented by this proxy will be voted as specified on the above matters, but if no specification is made this proxy will be voted for the election of the nominees for director, for advisory approval of the compensation of the named executive officers and for approval of the selection of independent registered public accountants. In addition, the proxies may vote in their discretion as to other matters as may properly come before the annual meeting, or any adjournments or postponements thereof.

Please mark, date, sign and return this proxy in the enclosed envelope.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

KEY TECHNOLOGY, INC.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders, February 5, 2014

The undersigned hereby appoints John J. Ehren and Jeffrey T. Siegal, and each of them, proxies with full power of substitution, to represent and vote, as designated on the reverse side of this proxy, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC. on February 5, 2014, and any adjournment or postponement thereof. Either of the designated proxies, or any duly appointed substitute present at the meeting, may exercise all powers granted hereby.

(Continued and to be signed on the reverse side)

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